                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                          Greenfield Industries, Inc.,

                          Rule Acquisition Corporation

                                       and

                              Rule Industries, Inc.






                                 August 11, 1995


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                                TABLE OF CONTENTS

                                                                            PAGE

RECITALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I--DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.1  Definitions. . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.2  Interpretive Rules . . . . . . . . . . . . . . . . . .    5

ARTICLE II--THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 2.1  The Merger   . . . . . . . . . . . . . . . . . . . . .    6
     Section 2.2  Effective Time of the Merger . . . . . . . . . . . . .    6
     Section 2.3  Effect of Merger . . . . . . . . . . . . . . . . . . .    6
     Section 2.4  Articles of Organization . . . . . . . . . . . . . . .    6
     Section 2.5  By-laws. . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.6  Directors and Officers . . . . . . . . . . . . . . . .    7
     Section 2.7  Purpose. . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.8  Authorized Shares. . . . . . . . . . . . . . . . . . .    7
     Section 2.9  Conversion of Shares . . . . . . . . . . . . . . . . .    7
     Section 2.10 Cancelation of Stock Options
                  and Warrants . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.11 Dissenters' Rights . . . . . . . . . . . . . . . . . .    8
     Section 2.12 Closing of Rule Transfer Books . . . . . . . . . . . .    9
     Section 2.13 Supplementary Action . . . . . . . . . . . . . . . . .    9

ARTICLE III--MERGER CONSIDERATION; CLOSING . . . . . . . . . . . . . . .    9
     Section 3.1  Merger Consideration . . . . . . . . . . . . . . . . .    9
     Section 3.2  Payment of Merger Consideration. . . . . . . . . . . .    9
     Section 3.3  Closing. . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLES IV--OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . .   11
     Section 4.1  Grant of Parent Option . . . . . . . . . . . . . . . .   11
     Section 4.2  Disston Arbitration. . . . . . . . . . . . . . . . . .   12

ARTICLE V--REPRESENTATIONS AND WARRANTIES OF RULE. . . . . . . . . . . .   12
     Section 5.1  Corporate Organization . . . . . . . . . . . . . . . .   12
     Section 5.2  Valid and Binding Agreement. . . . . . . . . . . . . .   13
     Section 5.3  No Violation . . . . . . . . . . . . . . . . . . . . .   13
     Section 5.4  Consents and Approvals . . . . . . . . . . . . . . . .   14
     Section 5.5  Capitalization . . . . . . . . . . . . . . . . . . . .   14
     Section 5.6  Subsidiaries and Affiliates. . . . . . . . . . . . . .   15
     Section 5.7  Financial Statements . . . . . . . . . . . . . . . . .   15
     Section 5.8  Absence of Undisclosed Liabilities . . . . . . . . . .   15
     Section 5.9  Interim Operations and
                  Absence of Certain Changes . . . . . . . . . . . . . .   16
     Section 5.10 Taxes. . . . . . . . . . . . . . . . . . . . . . . . .   17
     Section 5.11 Employee Benefit Plans . . . . . . . . . . . . . . . .   19
     Section 5.12 Compliance with Law. . . . . . . . . . . . . . . . . .   21
     Section 5.13 Litigation; Claims . . . . . . . . . . . . . . . . . .   21
     Section 5.14 Contracts and Commitments. . . . . . . . . . . . . . .   22
     Section 5.15 Intellectual Property Rights . . . . . . . . . . . . .   23
     Section 5.16 Liens. . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 5.17 Insurance. . . . . . . . . . . . . . . . . . . . . . .   24


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     Section 5.18 Tangible Personal Property . . . . . . . . . . . . . .   24
     Section 5.19 Real Property. . . . . . . . . . . . . . . . . . . . .   24
     Section 5.20 Environmental Matters. . . . . . . . . . . . . . . . .   25
     Section 5.21 Employees. . . . . . . . . . . . . . . . . . . . . . .   27
     Section 5.22 Employee Relations . . . . . . . . . . . . . . . . . .   28
     Section 5.23 Customers and Vendors. . . . . . . . . . . . . . . . .   28
     Section 5.24 Governmental Authorizations. . . . . . . . . . . . . .   29
     Section 5.25 Broker's or Finder's Fees. . . . . . . . . . . . . . .   29
     Section 5.26 Certain Transactions . . . . . . . . . . . . . . . . .   29
     Section 5.27 Absence of Questionable Payments . . . . . . . . . . .   30
     Section 5.28 SEC Documents. . . . . . . . . . . . . . . . . . . . .   30
     Section 5.29 Proxy Statement. . . . . . . . . . . . . . . . . . . .   30

ARTICLE VI--REPRESENTATIONS AND WARRANTIES OF PARENT
             AND SUB . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Section 6.1  Corporate Organization . . . . . . . . . . . . . . . .   30
     Section 6.2  Valid and Binding Agreement. . . . . . . . . . . . . .   31
     Section 6.3  No Violation . . . . . . . . . . . . . . . . . . . . .   31
     Section 6.4  Consents and Approvals . . . . . . . . . . . . . . . .   31

ARTICLE VII--COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .   32
     Section 7.1  Compliance with Law. . . . . . . . . . . . . . . . . .   32
     Section 7.2  Operation of Business Prior to Closing . . . . . . . .   32
     Section 7.3  Access . . . . . . . . . . . . . . . . . . . . . . . .   35
     Section 7.4  No Solicitation. . . . . . . . . . . . . . . . . . . .   36
     Section 7.5  Stockholders' Meeting. . . . . . . . . . . . . . . . .   36
     Section 7.6  Proxy Statement. . . . . . . . . . . . . . . . . . . .   37
     Section 7.7  Best Efforts . . . . . . . . . . . . . . . . . . . . .   37
     Section 7.8  Press Releases . . . . . . . . . . . . . . . . . . . .   37
     Section 7.9  HSR Act. . . . . . . . . . . . . . . . . . . . . . . .   37
     Section 7.10 Solicitation of Employees. . . . . . . . . . . . . . .   37
     Section 7.11 Vote of Parent and Sub . . . . . . . . . . . . . . . .   38

ARTICLE VIII--CONDITIONS PRECEDENT TO OBLIGATIONS OF
            PARENT AND SUB . . . . . . . . . . . . . . . . . . . . . . .   38
     Section 8.1  Representations and Warranties . . . . . . . . . . . .   38
     Section 8.2  Covenants, Agreements and Conditions . . . . . . . . .   38
     Section 8.3  No Material Adverse Effect . . . . . . . . . . . . . .   38
     Section 8.4  Corporate Proceedings. . . . . . . . . . . . . . . . .   39
     Section 8.5  Opinion of Counsel . . . . . . . . . . . . . . . . . .   39
     Section 8.6  Proceedings. . . . . . . . . . . . . . . . . . . . . .   39
     Section 8.7  Governmental Approvals . . . . . . . . . . . . . . . .   39
     Section 8.8  HSR Act Requirements . . . . . . . . . . . . . . . . .   39
     Section 8.9  Deliveries . . . . . . . . . . . . . . . . . . . . . .   39
     Section 8.10 Insurance. . . . . . . . . . . . . . . . . . . . . . .   40
     Section 8.11 Tax Status Certification . . . . . . . . . . . . . . .   40
     Section 8.12 Stockholder Approval . . . . . . . . . . . . . . . . .   40
     Section 8.13 Status of Stock Options and Warrants . . . . . . . . .   40

ARTICLE IX--CONDITIONS PRECEDENT TO OBLIGATIONS
           OF RULE . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     Section 9.1  Representations and Warranties . . . . . . . . . . . .   41


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     Section 9.2  Covenants, Agreements and Conditions . . . . . . . . .   41
     Section 9.3  Corporate Proceedings. . . . . . . . . . . . . . . . .   41
     Section 9.4  Opinion of Counsel . . . . . . . . . . . . . . . . . .   41
     Section 9.5  Proceedings. . . . . . . . . . . . . . . . . . . . . .   41
     Section 9.6  Governmental Approvals . . . . . . . . . . . . . . . .   41
     Section 9.7  HSR Act Requirements . . . . . . . . . . . . . . . . .   42
     Section 9.8  Deliveries . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE X--OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . .   42
     Section 10.1  Confidentiality . . . . . . . . . . . . . . . . . . .   42
     Section 10.2  Further Assurances. . . . . . . . . . . . . . . . . .   42
     Section 10.3  Indemnification of Directors and. . . . . . . . . . .   42
                   Officers
     Section 10.4  Continuation of Comparable Benefit. . . . . . . . . .   44
                   Plans

ARTICLE XI--TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .   44
     Section 11.1  Methods of Termination. . . . . . . . . . . . . . . .   44
     Section 11.2  Termination Based on Environmental. . . . . . . . . .   45
                   Site Assessments
     Section 11.3  Procedure Upon Termination. . . . . . . . . . . . . .   46

ARTICLE XII--MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   46
     Section 12.1  Survival of Representations and
                   Warranties  . . . . . . . . . . . . . . . . . . . . .   46
     Section 12.2  Service of Process. . . . . . . . . . . . . . . . . .   47
     Section 12.3  Notices . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 12.4  Governing Law . . . . . . . . . . . . . . . . . . . .   48
     Section 12.5  Modification; Waiver. . . . . . . . . . . . . . . . .   48
     Section 12.6  Entire Agreement. . . . . . . . . . . . . . . . . . .   48
     Section 12.7  Assignment; Successors and Assigns. . . . . . . . . .   48
     Section 12.8  Severability. . . . . . . . . . . . . . . . . . . . .   49
     Section 12.9  No Third Party Beneficiary. . . . . . . . . . . . . .   49
     Section 12.10 Expenses. . . . . . . . . . . . . . . . . . . . . . .   49
     Section 12.11 Execution in Counterpart  . . . . . . . . . . . . . .   49

EXHIBITS AND SCHEDULES

Exhibit A -- Senior Executives

Exhibit B -- Form of Parent Option Agreement

Exhibit C -- Form of Opinion of Foley, Hoag & Eliot

Exhibit D -- Form of Opinion of Dickstein, Shapiro & Morin,
             L.L.P.

Schedule 5.1    Foreign Qualifications
Schedule 5.3    Conflicts; Defaults
Schedule 5.5    Capitalization
Schedule 5.6    Subsidiaries and Affiliates
Schedule 5.8    Liabilities and Obligations
Schedule 5.9    Changes During Interim Operations



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Schedule 5.10   Tax Matters
Schedule 5.11   Employee Benefit Plans
Schedule 5.13   Litigation; Claims
Schedule 5.14   Contracts and Commitments
Schedule 5.15   Intellectual Property
Schedule 5.16   Liens
Schedule 5.17   Insurance
Schedule 5.18   Leased Tangible Personal Property
Schedule 5.19   Real Property
Schedule 5.19A  Leased Real Property
Schedule 5.20   Environmental Matters
Schedule 5.21   Employees
Schedule 5.22   Employee Relations
Schedule 5.23   Customers and Vendors
Schedule 5.24   Governmental Authorizations
Schedule 5.25   Broker's or Finder's Fees
Schedule 5.26   Certain Transactions
Schedule 7.2    Operation of Business Prior to Closing
Schedule 8.6    Threatened Proceedings


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


                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 11, 1995, by and among Greenfield Industries, Inc., a Delaware corporation (the "Parent"), Rule Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of Parent (the "Sub"), and Rule Industries, Inc., a Massachusetts corporation ("Rule").

                                   WITNESSETH:

          WHEREAS, the respective Boards of Directors of Parent, Sub and Rule have approved the merger of Sub with and into Rule (the "Merger"), pursuant to and subject to the conditions set forth herein; and

          WHEREAS, Parent, Sub and Rule desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:


                             ARTICLE I--DEFINITIONS

SECTION 1.1    DEFINITIONS.

          The following terms when used in this Agreement have the meanings set forth below:

          (a) "Acquisition Transaction" shall have the meaning set forth in
Section 7.4.


          (b) "Affiliate" shall mean any Person now or hereinafter controlling, controlled by or under common control with another Person.

          (c) "Articles of Merger" shall have the meaning set forth in Section 2.2.
          (d) "CERCLA" shall have the meaning set forth in Section 5.20(a).

          (e) "CERCLIS" shall have the meaning set forth in Section 5.20(f).

          (f) "Certificate" shall have the meaning set forth in Section 3.2.

          (g) "Closing" shall have the meaning set forth in Section 3.3.

          (h) "Closing Date" shall mean the date specified pursuant to Section
3.3 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

          (i) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (j) "Commission" shall mean the Securities and Exchange Commission.

          (k) "Constituent Corporations" shall mean Sub and Rule.

          (l) "Dissenting Stock" shall have the meaning set forth in Section
2.11.

          (m) "Disston" shall mean The Disston Company, a North Carolina corporation.

          (n) "Disston Arbitration" shall have the meaning set forth in Section 4.2.

          (o) "Effective Time" shall have the meaning set forth in Section 2.2.

          (p) "ENSR" shall have the meaning set forth in Section 11.2.

          (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (r) "Environmental Laws" shall have the meaning set forth in Section 5.20(c).

          (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (t) "Exchange Agent" shall have the meaning set forth in Section 3.2.

          (u) "Exchange Fund" shall have the meaning set forth in Section 3.2.

          (v) "GAAP" shall mean generally accepted accounting principles of the United States applied in a manner consistent with past practice of Rule.


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

          (w) "Hazardous Materials" has the meaning set forth in Section
5.20(a).

          (x) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (y) "Intellectual Property" means any and all inventions, Marks (including trademarks, service marks, certification marks, collective marks, and collective membership marks whether word, logo, or other forms of Marks, all of the foregoing collectively referred to as "Marks"), trade names, copyrights, applications therefor, patents thereon, registrations thereof and licenses thereof, royalty rights, any and all goodwill associated with the business or represented by the assets of Rule and the Subsidiaries, trade secrets, secret processes and procedures, engineering, production, assembly design and installation encompassed in any and all embodiments including, but not limited to technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and confidential information, know-how, and all similar property of any nature, tangible or intangible, including, but not limited to, all property listed or described on Schedule 5.15.

          (z) "IRS" shall mean the Internal Revenue Service.

          (aa) "Improvements" shall have the meaning set forth in Section
5.19(a).

          (ab) "Knowledge" shall mean the actual knowledge of the senior executives of Rule listed on Exhibit A.

          (ac) "Leased Improvements" shall have the meaning set forth in Section 5.19(b).

          (ad) "Leased Property" shall have the meaning set forth in Section 5.19(b).

          (ae) "Libby" shall mean Henry G. Libby.

          (af) "Material Adverse Effect" shall mean, with respect to any Person, any event, fact, condition, occurrence or effect which is materially adverse to the business, properties, assets, liabilities, capitalization, stockholders equity, financial condition, operations, licenses or other franchises, results of operations or prospects of such Person.

          (ag) "MBCL" shall mean the Business Corporation Law of the Commonwealth of Massachusetts, as amended.

          (ah) "Merger Consideration" shall have the meaning set forth in
Section 3.1.

          (ai) "Operating Agreements" shall have the meaning set forth in
Section 5.14.


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

          (aj) "Parent Option" shall have the meaning set forth in Section 4.1.

          (ak) "Pension Plans" shall have the meaning set forth in Section 5.11(c)(i).

          (al) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization, a group or a government or other department or agency thereof.

          (am) "Plans" shall have the meaning set forth in Section 5.11(a).

          (an) "Proxy Statement" shall mean the proxy statement of Rule together with any supplements thereto sent to the Stockholders to solicit their votes in connection with this Agreement.

          (ao) "Real Property" shall have the meaning set forth in Section 5.19(a).

          (ap) "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments, including pre-emptive rights, which obligate an entity to issue or dispose of any of its capital stock.

          (aq) "Rule Financial Statements" shall mean the consolidated balance sheets of Rule at each of August 31, 1994 and 1993 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes thereto) for each of the three fiscal years ended August 31, 1994, 1993 and 1992 as filed by Rule in SEC Documents.

          (ar) "Rule Interim Financial Statements" shall mean the consolidated balance sheets of Rule and related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes) as filed by Rule in SEC Documents with respect to periods ended subsequent to August 31, 1994.

          (as) "Rule Residual Trust" shall have the meaning set forth in Section 4.2.

          (at) "Rule Stock Option" and "Rule Stock Options" shall have the meaning set forth in Section 2.10(a).

          (au) "Rule Warrant" and "Rule Warrants" shall have the meaning set forth in Section 2.10(a).

          (av) "SEC Documents" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

          (aw) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (ax) "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission.

          (ay) "Stock" shall mean the common stock of Rule, par value $0.01 per share.

          (az) "Stockholders" shall mean the stockholders of Rule.

          (ba) "Stock Option Plans" shall have the meaning set forth in Section 2.10(a).

          (bb) "Subsidiaries" shall mean Rule Cutting Tools, Inc., a Massachusetts corporation, Rule Manufacturing, Inc., a Massachusetts corporation, RemGrit Abrasive Tools, Inc., a Massachusetts corporation, Rule Paint & Chemical, Inc., a Massachusetts corporation, Rule Corporation, a Delaware corporation, Disston-Canada, Inc., a Canadian corporation, and Rule International, Inc. (FSC), a U.S. Virgin Islands corporation.

          (bc) "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

          (bd) "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, gains, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          (be) "Taxing Authority" shall have the meaning set forth in Section 5.10(a).

          (bf) "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 1.2     INTERPRETIVE RULES.

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other genders; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to Schedules and Exhibits to this Agreement; (c) the use of the term "including" means "including but not limited to"; and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

                             ARTICLE II--THE MERGER


SECTION 2.1    THE MERGER.

          At the Effective Time, Sub shall be merged with and into Rule in accordance with the applicable provisions of the laws of the Commonwealth of Massachusetts and the separate existence of Sub shall thereupon cease, and Rule, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence in accordance with the MBCL under the name Rule Industries, Inc.

SECTION 2.2    EFFECTIVE TIME OF THE MERGER.

          At the Closing, Parent shall cause the Merger to be consummated by filing with the Secretary of State of the Commonwealth of Massachusetts appropriate articles of merger (the "Articles of Merger"), duly executed in accordance with this Agreement and the MBCL. The date and time at which the Articles of Merger are filed is referred to herein as the "Effective Time."

SECTION 2.3    EFFECT OF MERGER.

          The Merger shall have the effect provided therefor by the MBCL, including, without limitation, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation.

SECTION 2.4    ARTICLES OF ORGANIZATION.

          The Articles of Organization of Rule as in effect at the Effective Time shall be the Articles of Organization of the Surviving Corporation.


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

SECTION 2.5    BY-LAWS.

          The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation.

SECTION 2.6    DIRECTORS AND OFFICERS.

          The directors of the Surviving Corporation at the Effective Time shall be the directors of Sub in office immediately prior to the Effective Time, to serve in accordance with the By-laws of the Surviving Corporation. The officers of the Surviving Corporation at the Effective Time shall be the officers of Sub in office immediately prior to the Effective Time, to serve in accordance with the By-laws of the Surviving Corporation.

SECTION 2.7    PURPOSE.

          The purpose of the Surviving Corporation shall be, as set forth in its Articles of Organization, to develop, manufacture, process, buy, sell and lease products of all kinds; to apply for and own patents relating to such products and their component parts; to hold or grant licenses under patents relating to such products; and, in general, to carry on any other lawful business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the MBCL.

SECTION 2.8    AUTHORIZED SHARES.

          The Surviving Corporation, as set forth in its Articles of Organization, shall be authorized to issue five million (5,000,000) shares of common stock, par value $0.01 per share, and one hundred thousand (100,000) shares of preferred stock, par value $100.00 per share.

SECTION 2.9    CONVERSION OF SHARES.

          At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of the Constituent Corporations:

          (a) each share of Stock then outstanding, other than Stock that is Dissenting Stock and Stock to be canceled pursuant to Section 2.9(b), and all rights with respect thereto shall be converted into and represent the right to receive $15.30 in cash, payable as provided in Section 3.2;

          (b) each share of Stock, if any, held in Rule's treasury or owned beneficially by Parent or Sub or by any Subsidiary of Rule shall be canceled and retired without payment of any consideration therefor and shall cease to exist; and


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

          (c) each issued and outstanding share of common stock, $0.01 par value per share, of Sub outstanding immediately prior to the Effective Time shall remain outstanding and unchanged as a share of common stock of the Surviving Corporation.

SECTION 2.10   CANCELATION OF STOCK OPTIONS AND WARRANTS.

          (a) Immediately prior to the Effective Time, each option to purchase shares of Stock (individually, a "Rule Stock Option" and collectively, the "Rule Stock Options") issued pursuant to Rule's 1987 Incentive Stock Option Plan and its 1987 Non-Statutory Stock Option Plan (collectively, the "Stock Option Plans") and issued pursuant to the Non-Qualified Stock Option Agreement between Rule and Libby, and each outstanding warrant to purchase shares of Stock (individually, a "Rule Warrant" and collectively, the "Rule Warrants"), which are then outstanding and exercisable in full, shall be canceled and the holder thereof shall be entitled to receive from Parent at the Effective Time an amount in cash equal to the excess, if any, of (i) $15.30 multiplied by the number of shares of Stock subject to the Rule Stock Option or Rule Warrant over (ii) the exercise price of the Rule Stock Option or Rule Warrant multiplied by the number of shares of Stock subject thereto. Appropriate arrangements shall be made for reduction of the amount to be paid to each holder of canceled Rule Stock Options for any applicable withholding taxes or other amounts required by law to be paid or withheld, either through reducing the amount paid to or by obtaining a cash payment from, such holder. Prior to the Effective Time, the Board of Directors of Rule shall take such action, including without limitation, actions ensuring that all Rule Stock Options and Rule Warrants outstanding as of the Effective Date shall be exercisable, as may be required under the Stock Option Plans, the governing option agreements and warrant agreements or otherwise to effectuate the foregoing.

          (b) At the Effective Time, following the cancelation of Rule Stock Options pursuant to Section 2.10(a), all of Rule's obligations with respect to options granted under its Stock Option Plans shall be terminated in accordance with such Stock Option Plans.

SECTION 2.11   DISSENTERS' RIGHTS.

          Any issued and outstanding Stock held by a Person who objects to the Merger and complies with all provisions of the MBCL concerning the right of such person to dissent from the Merger and demand appraisal of such Stock (the "Dissenting Stock") shall not be converted as described in Section 2.9(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such holder of Dissenting Stock pursuant to Sections 86 through 98 of the MBCL; PROVIDED, HOWEVER, that Stock outstanding immediately prior to the

Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the MBCL, of such shares shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, as applicable, as specified in Section 2.9(a) without interest.

SECTION 2.12   CLOSING OF RULE TRANSFER BOOKS.

          At the Effective Time, the stock transfer books of Rule shall be closed and there shall be no further registration of transfers of Stock, Rule Stock Options or Rule Warrants thereafter.

SECTION 2.13   SUPPLEMENTARY ACTION.

          If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the purposes and provisions of this Agreement.

                   ARTICLE III--MERGER CONSIDERATION; CLOSING


SECTION 3.1    MERGER CONSIDERATION.

          The aggregate merger consideration shall be $15.30 in cash per share of Stock as set forth in Section 2.9(a) PLUS amounts payable in cash upon the cancelation of Rule Stock Options and Rule Warrants pursuant to Section 2.10(a)(the "Merger Consideration").

SECTION 3.2    PAYMENT OF MERGER CONSIDERATION.

          (A) EXCHANGE AGENT. On the Closing Date, Parent shall deposit with a mutually agreeable exchange agent (the "Exchange Agent"), a cash amount equal to the aggregate Merger Consideration to which holders of shares of Stock, Rule Stock Options and Rule Warrants shall be entitled upon consummation of the Merger, to be held for the benefit of and distributed to such holders in accordance with this Section 3.2. The Exchange Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 3.2 and upon such additional terms as may be agreed upon by the Exchange Agent, Rule and Parent before the Closing Date. If for any reason (including losses) the Exchange Fund is inadequate to pay the cash amounts to which holders of shares of Stock, Rule Stock Options and Rule Warrants shall be entitled, Parent shall make available to the Exchange Agent additional funds for the payment thereof.

          (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate of certificates which immediately prior to the Effective Time represented outstanding shares of Stock, Rule Stock Options and Rule Warrants (collectively, the "Certificates") whose shares, options or warrants are converted pursuant to Sections 2.9 or 2.10, as the case may be, into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.
Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration per share of Stock, Rule Stock Option or Rule Warrant, as the case may be, represented thereby which such holder has the right to receive pursuant to the provision of this Article III, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Stock, Rule Stock Option or Rule Warrant which is not registered in the transfer records of Rule, the Merger Consideration may be issued to a transferee if the Certificate representing such Stock, Rule Stock Option or Rule Warrant is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration per share of Stock, Rule Stock Option or Rule Warrant, as the case may be, represented thereby as contemplated by this Article III.

          (c) NO FURTHER OWNERSHIP RIGHTS IN STOCK. All cash paid upon the surrender of shares of Stock, Rule Stock Options or Rule Warrants in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Stock, Rule Stock Options or Rule Warrants, as the case may be. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.2.

          (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Rule or holders of Rule Stock Options or Rule Warrants for one hundred twenty (120) days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Rule or holders of Rule Stock Options or Rule Warrants who have not theretofore complied with this Section 3.2 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Merger Consideration. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Stock or holders of Rule Stock Options or Rule Warrants for cash representing the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If outstanding Certificates are not surrendered, or cash payment therefor not claimed prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which such cash payment would otherwise escheat to or become the property of any governmental unit or agency), the unclaimed amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


SECTION 3.3    CLOSING.

          The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109 no later than the third business day after written notice from either party to the other of the satisfaction or waiver of all conditions set forth in Article VIII and Article IX hereof, or at such other place, time or date as may be agreed upon in writing by the parties hereto (the "Closing Date").

                          ARTICLE IV--OTHER AGREEMENTS

SECTION 4.1    GRANT OF OPTION.

          On the date hereof, Rule is granting an option to Parent (the "Parent Option"), in the form attached hereto as Exhibit C, for the purchase of six hundred thirty thousand (630,000) shares of Stock with an exercise price of eight dollars ($8.00) per share.

SECTION 4.2    DISSTON ARBITRATION.

          Prior to the Effective Date, Rule may transfer all of its right, title and interest in any recoveries it may be entitled to as a result of the pending arbitration proceedings between Disston and Sandvik, Inc. (the "Disston Arbitration") to a liquidating trust or similar entity (the "Rule Residual Trust"). Rule shall enter into an agreement, reasonably satisfactory to Parent, with Disston confirming the understanding with respect to the prosecution of the Disston Arbitration and the rights and obligations of Rule thereunder. The instrument or other documentation establishing and governing the Rule Residual Trust shall contain, among other things, provisions relating to: the contributions to the Rule Residual Trust to finance the trust's operations; the reimbursement of any such amounts expended, as well as amounts expended pursuant to the agreement between Rule and Disston referenced above, prior to disbursement of any net proceeds to the beneficiaries of the Rule Residual Trust; and the responsibitlty of the Rule Residual Trust for any (i) costs, expenses and liabilities arising out of or relating to the Disston Arbitration, or the facts underlying the Disston Arbitration, including, without limitation, any costs, expenses or liabilities under federal or state securities laws, (ii) any liabilities under environmental laws, or (iii) any liabilities of the Surviving Corporation for taxes related to the Disston Arbitration, in each case incurred within the earlier of (A) the date six months following receipt of full and final payment of any amounts arising from the Disston Arbitration and (B) the date eighteen (18) months from the Effective Date. The form of the Rule Residual Trust shall be reasonably satisfactory to Parent and Rule.

                ARTICLE V--REPRESENTATIONS AND WARRANTIES OF RULE

          Rule hereby represents and warrants, as to itself and each of its Subsidiaries, to each of Parent and Sub as follows, and both Parent and Sub in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

SECTION 5.1    CORPORATE ORGANIZATION.

          (a) Each of Rule and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Each of Rule and its Subsidiaries is qualified as a foreign corporation and is in good standing in each state of the United States and in each foreign jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification and is not required to be qualified as a foreign corporation in any other jurisdiction, except where such failure to be qualified would not have a Material Adverse Effect on Rule. Schedule 5.1 hereto sets forth a true and complete list of all jurisdictions in which Rule and its Subsidiaries are qualified and licensed to do business as foreign corporations.

          (c) The copies of the articles of incorporation and all amendments thereto of each of Rule and its Subsidiaries as certified by the appropriate authorities of its jurisdiction of incorporation, and the by-laws, as amended to date, of each of Rule and its Subsidiaries, as certified by its secretary, which have heretofore been delivered to Parent and Sub, are true, complete and correct copies of the articles of incorporation and by-laws of each of Rule and its Subsidiaries, as amended and in effect on the date hereof, and will be true, complete and correct as of the Closing Date.

          (d) The minute books and records of each of Rule and its Subsidiaries, copies of which have been delivered to Parent and Sub prior to the date hereof, are the original minute books and records of such company; contain all proceedings of the stockholders, the Board of Directors and any committees thereof with respect to such company; are true, correct and complete in all material respects; and there have been no changes, alterations or additions thereto which have not been furnished to counsel for Parent and Sub prior to the date hereof.

SECTION 5.2    VALID AND BINDING AGREEMENT.

          Rule has the full right, capacity and power to enter into this Agreement. All necessary action on the part of Rule, other than approval by the Stockholders, has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Rule, and will constitute a valid and binding obligation enforceable against Rule in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally and the availability of equitable remedies.

SECTION 5.3    NO VIOLATION.

          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Rule with any of the provisions hereof will (a) violate or conflict with any provision of the articles of incorporation or by-laws of Rule or its Subsidiaries, (b) violate or conflict with any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Rule or its Subsidiaries, except where such violation or conflict would not have a Material Adverse Effect on Rule, or (c) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the Stock or any of the properties or assets of Rule or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of Rule or its Subsidiaries, except as set forth in Schedule 5.3 and except where such violation, conflict or other above stated event would not have a Material Adverse Effect on Rule.

SECTION 5.4    CONSENTS AND APPROVALS.

          Other than pursuant to the HSR Act, the Securities Laws and Stockholder approval, and except for permits, consents, approvals or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a Material Adverse Effect on Rule, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by Rule or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 5.5    CAPITALIZATION.

          (a) The authorized capital stock of Rule consists of (i) 5,000,000 shares of common stock, par value $0.01 per share, of which 2,640,532 shares are issued and outstanding; and (ii) 100,000 shares of preferred stock, par value $100 per share, of which no shares are issued and outstanding. The issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of common stock were issued in violation of the preemptive rights of any present or former stockholder of Rule.

          (b) Except as set forth in Section 5.5(a) or Schedule 5.5, (i) there are no shares of capital stock or other equity securities (as the term "equity security" is defined in the Exchange Act) of Rule or its Subsidiaries outstanding, (ii) there are no outstanding Rights to purchase or acquire any equity securities of Rule or its Subsidiaries, (iii) no equity securities of Rule or its Subsidiaries are reserved for issuance for any purpose, and
(iv) there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which Rule or its Subsidiaries are a party or by which Rule or its Subsidiaries are bound relating to any shares of the capital stock or other equity securities of Rule (including the Stock) or its Subsidiaries, whether or not outstanding.

SECTION 5.6    SUBSIDIARIES AND AFFILIATES.

          Except as set forth on Schedule 5.6, neither Rule nor any of its Subsidiaries owns any capital stock or other equity securities of any other corporation or has any other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. The interests of Rule in any Person as set forth on Schedule 5.6 are owned by Rule free and clear of all liens, options, claims or encumbrances (including without limitation, rights of first refusal or similar rights) with respect to the ownership thereof. Neither Rule nor any of its Subsidiaries are subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person, except as set forth on Schedule 5.6.

SECTION 5.7    FINANCIAL STATEMENTS.

          The Rule Financial Statements (i) present fairly the financial position and results of operations of Rule and its Subsidiaries, as of the statement dates and for the periods indicated, and (ii) have been prepared in accordance with GAAP consistently applied throughout and among the periods indicated. The Rule Interim Financial Statements (i) present fairly the financial position and results of operations of Rule and its Subsidiaries, as of the statement date(s) and for the period(s) indicated, and (ii) have been prepared in accordance with GAAP consistently applied.

SECTION 5.8    ABSENCE OF UNDISCLOSED LIABILITIES.

          Except as set forth on Schedule 5.8, neither Rule nor any of its Subsidiaries has any liability or obligation (absolute, accrued, contingent or otherwise), including any guaranty with respect to any obligation, except
(a) such liabilities or obligations as are fully reflected or reserved against in the Rule Financial Statements or the Rule Interim Financial Statements,
(b) such liabilities or obligations which are identified in any Schedule to this Agreement or which are not required to be so identified, and (c) such liabilities or obligations as have been incurred in the ordinary course of business, consistent with past practice, since May 31, 1995.

SECTION 5.9    INTERIM OPERATIONS AND ABSENCE OF CERTAIN CHANGES.

          Since May 31, 1995, except as set forth on Schedule 5.9, Rule and its Subsidiaries have conducted their business in the ordinary course and consistent with past practice and Rule and its Subsidiaries did not:

          (a) incur any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any such indebtedness, except in the usual and ordinary course of their businesses, consistent with past practice;

          (b) (i) suffer any damage, destruction or loss of tangible assets covered by insurance in excess of $5,000,000 or (ii) through the date hereof, suffer any damage, destruction or loss of tangible assets not covered by insurance in excess of $100,000;;

          (c) suffer any change in their financial condition, assets, liabilities or business or suffer any other event or condition of any character which individually or in the aggregate had or has a Material Adverse Effect on Rule;

          (d) pay, discharge or satisfy any claims, liabilities or obligations in excess of $50,000 (whether absolute, accrued, contingent or otherwise) except in each case in the ordinary course of business;

          (e) cancel any debts in excess of $50,000 or waive any claims or rights of substantial value, except in each case in the ordinary course of business;

          (f) pledge or permit the imposition of any lien on or sell, assign, transfer or otherwise dispose of any of their tangible assets, except in the ordinary course of business;

          (g) sell, assign or otherwise transfer any patents, trademarks, trade names, copyrights, licenses or other intangible assets;

          (h) make any change in any method of accounting or accounting principle or practice;

          (i) write up or down the value of inventory or determine as collectible any notes or accounts receivable that were previously considered to be uncollectible;

          (j) grant any general increase in the compensation payable or to become payable to their officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer or employee, except for (i) normal merit and cost of living increases in the ordinary course of business and in accordance with past practice and (ii) increases pursuant to collective bargaining agreements;

          (k) declare, pay or set aside for payment any dividend or other distribution on any shares of their capital stock;

          (l) make any loans which in the aggregate exceed $5,000 to any employee or make any loans to any stockholder, officer or director;

          (m) make capital expenditures or commitments for same in excess of $250,000 in the aggregate; or

          (n) agree, whether in writing or otherwise, to take any action described in this Section 5.9.

SECTION 5.10   TAXES

          (a) Each of Rule and its Subsidiaries has duly and timely filed all Tax Returns required to be filed with any federal, state, local or foreign governmental entity or other authority ("Taxing Authority"). All such Tax Returns were true, correct and complete in all material respects. Each of Rule and its Subsidiaries has paid all material Taxes, which have become due and payable (whether or not shown on any Tax Return). Adequate reserves and accruals in accordance with GAAP have been established to provide for the payment of all Taxes which are not yet due and payable with respect to any of Rule and its Subsidiaries for taxable periods or portions thereof ending on or before the Closing Date. There are no liens for Taxes upon any of the assets of any of Rule and its Subsidiaries except liens for current Taxes not yet due. Rule has delivered or made available to Parent correct and complete copies of all Tax Returns filed with respect to any of Rule and its Subsidiaries for the five (5) most recently completed taxable years, all examination reports by any Taxing Authority, and any statements of deficiencies proposed or assessed against or agreed to by any of Rule and its Subsidiaries. No audit, examination, investigation, proceeding, action or claim with respect to the Taxes of any of Rule and its Subsidiaries is pending, proposed or threatened, and, to the Knowledge of Rule, there is no basis for the assessment or collection of additional Taxes against any of Rule and its Subsidiaries. Except as set forth on Schedule 5.10, there has never been an examination or notice of potential examination of the Tax Returns of any of Rule and its Subsidiaries by any Taxing Authority. No extension is in effect for any of Rule and its Subsidiaries with respect to the filing of any Tax Return, the payment of any Taxes, or any limitation period regarding the assessment or collection of any Taxes.

          (b) All material Taxes that are required to have been withheld or collected by any of Rule and its Subsidiaries have been duly withheld or collected, and to the extent required, have been properly paid or deposited as required by applicable laws.

          (c) Schedule 5.10 lists each jurisdiction in which any of Rule and its Subsidiaries either files Tax Returns or pays Taxes with respect to which no returns are required to be filed. Except as set forth on Schedule 5.10, no claim has ever been made by any Taxing Authority in a jurisdiction where any of Rule and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d) No property of any of Rule and its Subsidiaries is property that it is or will be required to treat as owned for tax purposes by another person, or is "tax-exempt use property" as defined in Code section 168(h).

          (e) None of Rule and its Subsidiaries has ever agreed to or been required to make any adjustment pursuant to Code section 481(a) by reason of any change in accounting method initiated by it; the IRS has not proposed any such adjustment or change in accounting method; and none of Rule and its Subsidiaries has any application pending with any Taxing Authority requesting permission for any change in accounting method.

          (f) None of Rule and its Subsidiaries has been a United States real property holding corporation as defined in Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii).

          (g) None of Rule and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G.


          (h) None of Rule and its Subsidiaries has filed any consent under Code section 341(f).

          (i) None of Rule and its Subsidiaries has ever been (i) a member of an affiliated, consolidated, unitary or combined group filing a consolidated, unitary or combined Tax Return (other than a group the common parent of which was Rule), or (ii) a party to any tax allocation, sharing or reimbursement agreement or arrangement.

          (j) None of Rule and its Subsidiaries has any liability for the Taxes of any Person (other than any of Rule and its Subsidiaries) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (k) Except as set forth on Schedule 5.10, none of Rule and its Subsidiaries is an obligor on, and none of its assets has been financed directly or indirectly by, any tax-exempt bonds.

          (l) None of Rule and its Subsidiaries has executed, become subject to, or entered into any closing agreement pursuant to Code section 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law.

          (m) None of Rule and its Subsidiaries has pending any ruling requests with any Taxing Authority.

SECTION 5.11   EMPLOYEE BENEFIT PLANS.

          (a) Schedule 5.11 is a true and complete list of all annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, nonqualified deferred compensation including, without limitation, excess benefit plans, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, nonqualified annuity contracts, insurance arrangements, nonqualified stock options, phantom stock plans or golden parachute payments, or other similar fringe benefit plans, and all other employee benefit funds or programs (within the meaning of Section 3(3) of ERISA), covering employees or former employees of Rule and its Subsidiaries (the "Plans"). Except as set forth on Schedule 5.11, Rule and its Subsidiaries are not parties to any employee agreement, understanding, plan, policy, procedure or arrangement, whether written or oral, which provide compensation or fringe benefits to employees and Rule and its Subsidiaries are in compliance with their obligations under all such Plans. Except for changes required by applicable law, there are no negotiations, demands, commitments or proposals that are pending or that have been made that concern matters now covered, or that would be covered by the type of agreements described on Schedule 5.11 or this paragraph.

          (b) With respect to each Plan listed on Schedule 5.11, true and complete copies of (i) all Plan documents (including all amendments and modifications thereof), and related agreements including, without limitation, the trust agreement and amendments thereto, insurance contracts and investment management agreements; (ii) the last three filed Form 5500 series and Schedules A, B, P and/or SSA, as applicable, and Forms PBGC-1, if any; (iii) summary plan descriptions; (iv) summary of material modifications, if any; (v) the most recent auditor's report, and copies of any and all tax qualification correspondence including, without limitation, private letter rulings, applications for determination and determination letters issued with respect to the Plans; and (vi) the most recent annual and periodic accounting of related Plan assets, have been delivered to Parent and Sub.

          (c) With respect to the Plans listed on Schedule 5.11 which are subject to ERISA:

               (i) Except as set forth on Schedule 5.11, the Plans are in material compliance with the applicable provisions of ERISA and each of the employee pension benefit plans, within the meaning of Section 3(2) of ERISA (the "Pension Plans"), which are intended to be qualified under Section 401(a) of the Code, have been determined by the IRS to be so qualified or a request for such determination has been timely filed with the IRS (and to the Knowledge of Rule, nothing has occurred to cause the IRS to revoke such determination and the IRS has not indicated any disapproval of any request for such a determination);

               (ii) Except as set forth on Schedule 5.11 and except as would not have a Material Adverse Effect on Rule, each Plan has been operated in accordance with its terms and all required filings that are due prior to the date hereof, including, without limitation, the Forms 5500, for all Plans have been made;

               (iii) Except as set forth on Schedule 5.11 and except as would not have a Material Adverse Effect on Rule, no prohibited transactions, as defined by Section 406 of ERISA or Section 4975 of the Code, have occurred with respect to any of the Plans;

               (iv) Except as set forth on Schedule 5.11, neither Rule nor its Subsidiaries have engaged in any transaction in connection with which Rule or its Subsidiaries could be subjected to a criminal or civil penalty under ERISA;

               (v) Except as set forth on Schedule 5.11, none of the Plans, nor any trust which serves as a funding medium for any of such Plans, nor any issue relating thereto is currently under examination by or pending before the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any court, other than applications for determinations pending before the IRS;

               (vi) Except as set forth on Schedule 5.11, none of the Pension Plans is a defined benefit plan within the meaning of Section 414(j) of the Code;
               (vii) Except as set forth on Schedule 5.11, none of the Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA and
Section 411(f) of the Code, nor a plan maintained by more than one employer (hereinafter referred to as an "multiple employer plan"), nor a single employer plan under a multiple controlled group within the meaning of Section 4063 of ERISA, and neither Rule nor its Subsidiaries nor any entity required to be aggregated with Rule under Section 414(b), (c), (m), or (o) of the Code has incurred any material withdrawal liability with respect to any single, multiemployer or multiple employer plan, which liability could constitute a liability of Parent, Sub or the Surviving Corporation;

               (viii) Except as set forth on Schedule 5.11, no benefit claims (except those submitted in the ordinary course of administration of such Plan) are currently pending against any Plan;

               (ix) Except as set forth on Schedule 5.11, no Plan provides for retiree medical or retiree life insurance benefits for former employees of Rule or its Subsidiaries, and there is no material liability for taxes with respect to disqualified benefits under Section 4976 of the Code; and

               (x) Except as set forth on Schedule 5.11, no Pension Plan has been terminated by Rule or its Subsidiaries, and there is no material liability for taxes with respect to a reversion of qualified plan assets under Section 4980 of the Code.

          (d) Except as set forth on Schedule 5.11 and except where such failure would not have a Material Adverse Effect on Rule, there have been no failures to comply with the continuation coverage provisions required by Sections 601-608 of ERISA and Section 4980B of the Code under any Plan.

          (e) Except as set forth on Schedule 5.11, there are no employee benefit plans which cover employees of Rule or its Subsidiaries which are required to comply with the provisions of any foreign law.

          (f) Except as set forth on Schedule 5.11, all excess contributions, if any (together with any income allocable thereto), have been distributed (or, if forfeitable, forfeited) before the close of the first two and one half (2-1/2) months of the following plan year; and there is no liability for excise tax under Section 4979 of the Code with respect to such excess contributions, if any, for any Plan.

          (g) There is no material liability for taxes with respect to: (i) an accumulated fiduciary deficiency under Section 4971 of the Code and/or (ii) nondeductible contribution under Section 4972 of the Code.

SECTION 5.12   COMPLIANCE WITH LAW.

          Rule and its Subsidiaries have been and are in compliance with all applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local and foreign), the noncompliance with which would be likely to have a Material Adverse Effect on Rule.

SECTION 5.13   LITIGATION; CLAIMS.

          Schedule 5.13 hereto contains a complete and accurate list of (a) all claims, actions, suits, proceedings or investigations pending or (to the Knowledge of Rule) threatened by or against Rule or its Subsidiaries, and
(b) all judgments, decrees, arbitration awards or orders binding upon Rule or its Subsidiaries, in each case which would reasonably be expected to have a value of at least $50,000. Except as set forth on Schedule 5.13, no material claims, including, without limitation, product liability claims, have been asserted against Rule or its Subsidiaries during the past five (5) years, and Rule and its Subsidiaries are neither aware nor have any reason to be aware of any basis for any material claim, action, suit, proceeding or investigation involving Rule or its Subsidiaries, other than as set forth on Schedule 5.13 which would reasonably be expected to have a Material Adverse Effect on Rule.

SECTION 5.14   CONTRACTS AND COMMITMENTS.

          Schedule 5.14 contains a complete and accurate list of all contracts, agreements and commitments (other than the agreements or arrangements set forth in Schedules 5.11, 5.15, 5.17, 5.18, 5.19A, 5.21, 5.22, 5.23 and 5.26), whether written or oral, of Rule and its Subsidiaries that involve commitments in excess of $150,000, have a term of six (6) months or more or that are not in the ordinary course of business.

     The agreements set forth in Schedules 5.11, 5.14, 5.15, 5.17, 5.18, 5.19A, 5.21, 5.22, 5.23 and 5.26 are hereinafter referred to collectively as the "Operating Agreements." None of the Operating Agreements has been assigned or is the subject of any security agreement, except as set forth on Schedule 5.14. Except as otherwise set forth on Schedule 5.14, (a) each of the Operating Agreements is a valid and binding obligation of Rule or its Subsidiaries and (to the Knowledge of Rule) the other party or parties thereto, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally and the availability of equitable remedies;
(b) except as would not have a Material Adverse Effect on Rule, neither Rule nor its Subsidiaries nor (to the Knowledge of Rule) any other party thereto, has terminated, canceled, modified or waived any material term or condition of any Operating Agreement; and (c) neither Rule nor its Subsidiaries nor (to the Knowledge of Rule) any other party to any Operating Agreement is in default or alleged in writing to be in default in any material respect under any Operating Agreement and there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default by Rule or its Subsidiaries or any party to any such Operating Agreement. None of such Operating Agreements contains any covenant or other restriction preventing or limiting the consummation of the transactions contemplated hereby. Neither Rule nor its Subsidiaries have any outstanding powers of attorney except routine powers of attorney relating to the representation of Rule or its Subsidiaries before governmental agencies or given in connection with qualification to conduct business or customs matters. Rule and its Subsidiaries have delivered or made available to each of Parent and Sub a copy of each of the written Operating Agreements and a description of the terms and conditions of any oral Operating Agreements.

SECTION 5.15   INTELLECTUAL PROPERTY RIGHTS.

          Schedule 5.15 contains a correct and complete list of the following assets and related matters: (a) all patents and applications for patents, all Marks and registration of Marks and applications for registration of Marks, all copyright registrations and applications for copyright registration, and all trade names, owned or used (pursuant to license agreements or otherwise) by Rule or its Subsidiaries, and in the case of any such Intellectual Property that is so owned, the jurisdictions in or by which such assets or any of them have been registered, filed or issued and (b) to the extent not listed on Schedule
5.14, all contracts, agreements or understandings pursuant to which Rule or its Subsidiaries has authorized any Person to use any of the Intellectual Property which is so owned. Rule and its Subsidiaries own, possess or license and as of the Closing Date will own, possess or license, all right, title and interest in and to the items of Intellectual Property that are required to conduct their businesses as now conducted without conflict with the rights of others, except where the absence of such ownership, possession or license would not have a Material Adverse Effect on Rule. Except as set forth in Schedule 5.15: (i) Rule and its Subsidiaries have the right to use and, to Rule's Knowledge, the sole and exclusive right to use, the Intellectual Property (including applications for any of the foregoing) used in connection with the business of Rule and its Subsidiaries, except where the failure to have such rights would not have a Material Adverse Effect on Rule, and, to Rule's Knowledge, none of the past or present employees, officers or directors of Rule and its Subsidiaries, or anyone else, has any rights with respect thereto; (ii) the consummation of the transactions contemplated hereby will not alter or impair any such rights, except where the alteration or impairment of such rights would not have a Material Adverse Effect on Rule; (iii) none of Rule or its Subsidiaries has received any notice or claim of infringement or any claim challenging or questioning the validity or effectiveness of any of the items of Intellectual Property, except where any such claim would not have a Material Adverse Effect on Rule or any of its Subsidiaries, and there is no valid basis for any such claim; and (iv) none of Rule or its Subsidiaries is liable, nor have they made any material contract or arrangement whereby they may become liable, to any Person for any royalty or other compensation for use of any of the items of Intellectual Property.

SECTION 5.16   LIENS.

          Except as set forth on Schedule 5.16, none of the properties or assets, whether real, personal or mixed, or tangible or intangible, owned or leased by Rule or its Subsidiaries are subject to any mortgage, lien, encumbrance or other security interest, except for (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) liens incidental to the conduct of the business.

SECTION 5.17   INSURANCE.

          All insurance policies and fidelity bonds relating to the assets of Rule and its Subsidiaries, including summary descriptions and the termination dates thereof, are set forth on Schedule 5.17. Except as set forth on Schedule 5.17, Rule and its Subsidiaries have not been refused any insurance with respect to their business or any of their assets, nor has coverage been limited by any insurance carrier to which they have applied for insurance or with which they have carried insurance, during the last two (2) years.

SECTION 5.18   TANGIBLE PERSONAL PROPERTY.

          (a) Except as set forth on Schedule 5.16 and except for the leased tangible personal property set forth on Schedule 5.18, Rule has good and valid title to all of its tangible personal property.

          (b) Schedule 5.18 lists all tangible personal property leased by Rule or its Subsidiaries with annual lease payments in excess of $25,000 and the location thereof. None of such leases contains any covenant or restriction preventing or limiting the consummation of the transactions contemplated hereunder.

          (c) All of the material tangible personal property owned by Rule and its Subsidiaries and all of the leased tangible personal property listed in
Schedule 5.18 is in good operating condition, subject to ordinary wear and tear.

SECTION 5.19   REAL PROPERTY.

          (a) Schedule 5.19 contains a correct and complete list of all the real property (including a general description of the improvements thereon) that is owned by Rule or its Subsidiaries or that Rule or its Subsidiaries have agreed (or have an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease to a third party in connection with their business and any title insurance or guarantee policies with respect thereto. Such real property is hereinafter referred to as the "Real Property," and the improvements and fixtures thereon are hereinafter referred to as the "Improvements."

          (b) Schedule 5.19A identifies all of the real property that Rule or its Subsidiaries lease, have agreed to lease or have an obligation to lease in connection with their business (including a general description of the improvements thereon). Such leased real property is hereinafter referred to as the "Leased Property," and the improvements and fixtures thereon are hereinafter referred to as the "Leased Improvements."

          (c) Except as set forth on Schedule 5.19, Rule or one of its Subsidiaries is the sole legal and equitable owner of the Real Property, the Improvements and all interests therein and possesses good and marketable fee simple title to the Real Property and the Improvements, good of record and in fact, free and clear of all conditions, exceptions, reservations, liens (except for liens with respect to taxes not yet due and payable), restrictions, rights-of-way, easements, encumbrances and other matters affecting title.

          (d) Except as set forth on Schedule 5.19, there are no adverse or other parties in possession of the Real Property, the Improvements, the Leased Property, the Leased Improvements or any portion or portions thereof. On the Closing Date the Real Property, the Improvements and the leasehold interests in the Leased Property and the Leased Improvements will be free and clear of any and all leases, licensees, occupants or tenants except as set forth on
Schedule 5.19. To the Knowledge of Rule, there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, the Improvements, the Leased Property, the Leased Improvements or any portion or portions thereof. To the Knowledge of Rule, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property, the Improvements, the Leased Property or the Leased Improvements that would interfere with the conduct of the business of Rule or its Subsidiaries or the use of the assets consistent with past practice, which interference would have a Material Adverse Effect on the business of Rule.


SECTION 5.20   ENVIRONMENTAL MATTERS.

          (a) As used in this Agreement "Hazardous Material" shall mean:
(i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"),
42 U.S.C. Section 9601(14), or any substance listed or identified by any characteristic in any regulation adopted pursuant to any statute referred to or incorporated into such definition, all as in effect on the date hereof; (ii) any petroleum, including crude oil and any fraction thereof; (iii) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel;
(iv) any "hazardous
chemical" as defined pursuant to 29 C.F.R. Part 1910; and (v) any asbestos, polychlorinated biphenyl ("PCB"), or isomer of dioxin.

          (b) Except as indicated in Schedule 5.20 and in the environmental reports identified in Schedule 5.20, Rule has no knowledge of any Hazardous Material within, under, originating from or relating to any real property interest or other location geologically or hydrologically connected to such properties owned, operated or controlled by Rule or its Subsidiaries or their predecessors in interest where the presence of such Hazardous Material is likely to have a Material Adverse Effect on Rule.

          (c) Except as indicated on Schedule 5.20, neither Rule nor its Subsidiaries nor any of their predecessors in interest has any liability, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any foreign, federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to Rule or its predecessors in interest, nor has Rule received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material (hereinafter collectively referred to as "Environmental Laws") where the resulting liability could have a Material Adverse Effect on Rule.

          (d) Rule and its Subsidiaries possess and are in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct its business or required by environmental regulations.

          (e) Except as indicated in Schedule 5.20, neither Rule nor its Subsidiaries have, during the past 5 years, been subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any violation or potential liability under the Environmental Laws where such could have a Material Adverse Effect on Rule, nor is Rule aware of any information, whether or not confirmed or reported, which could give rise to any such potential liability.

          (f) Except as indicated in Schedule 5.20 and in the environmental reports identified in Schedule 5.20, no real property, site or facility (as defined in CERCLA, 42 U.S.C. Section 9601(9)) owned or operated by Rule or its Subsidiaries is

(i) listed or proposed for listing on the National Priority List or (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List ("CERCLIS") promulgated pursuant to CERCLA, or any comparable list maintained by any foreign, state or local government authority.

          (g) Except as indicated in Schedule 5.20 and in the environmental reports identified in Schedule 5.20, there are no underground storage tanks owned or operated by Rule or its Subsidiaries, and Rule further warrants and represents that any prior use and operation of underground storage tanks owned or operated by Rule or its Subsidiaries has been in compliance with all Environmental Laws.

          (h) Rule has provided to Parent and Sub an opportunity to inspect its facilities, review and copy documents, and Rule has delivered to Parent and Sub true, complete and correct copies of results of any reports, together with supporting studies, analyses and tests in the possession of or initiated by Rule or its Subsidiaries pertaining to the existence of Hazardous Material and any other environmental concerns relating to any of their facilities, or sites or real property owned, leased, operated, used or controlled by Rule or its Subsidiaries or any of their predecessors in interest, or concerning compliance with or liability under the Environmental Laws.

          (i) Except as indicated on Schedule 5.20 and in the environmental reports listed on Schedule 5.20, Rule has no knowledge of any PCBs in or at any premises owned, leased, operated or controlled by Rule or its Subsidiaries and their prior use, handling, storage, transport or disposal of PCBs has been in compliance with all Environmental Laws.

          (j) Except as indicated on Schedule 5.20 and in the environmental reports listed on Schedule 5.20, Rule has no knowledge of any friable asbestos and asbestos containing materials from the properties and assets owned, leased, operated or controlled by Rule or its Subsidiaries and the facilities on such properties comply with the Environmental Laws including but not limited to, Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos.

          (k) Except as indicated on Schedule 5.20, neither Rule nor its Subsidiaries has, by contract, agreed to assume the liability of any other person or entity pursuant to any of the Environmental Laws.

SECTION 5.21   EMPLOYEES.

          Schedule 5.21 sets forth a complete and accurate list of all employees of Rule and its Subsidiaries with an annual salary of $75,000 or greater showing for each: name, current job title or description, current salary level (including any bonus or deferred compensation arrangements) and any bonus, commission or other remuneration paid during fiscal 1994, and describing any existing contractual arrangement with such employee.

SECTION 5.22   EMPLOYEE RELATIONS.

          Except as set forth on Schedule 5.22, within the last five (5) years Rule and its Subsidiaries have not experienced any material labor disputes or any work stoppage or slowdowns due to labor disagreements. Except as set forth on Schedule 5.22, (a) Rule and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice which could have a Material Adverse Effect on Rule; (b) there is no unfair labor practice charge or complaint against Rule or its Subsidiaries, or (to the Knowledge of Rule) threatened before the National Labor Relations Board or any foreign authority; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or (to the Knowledge of Rule) threatened against or affecting Rule or its Subsidiaries; (d) no question concerning representation has been raised or is (to the Knowledge of Rule) threatened respecting the employees of Rule or its Subsidiaries; (e) no grievance that might have a Material Adverse Effect on Rule, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claims therefor exist; and (f) no collective bargaining agreement that is binding on Rule or its Subsidiaries restricts any such company from relocating, closing or subcontracting any of its operations.

SECTION 5.23   CUSTOMERS AND VENDORS.

          Schedule 5.23 sets forth correct and complete lists of the twenty-five
(25) largest (by dollar volume) customers and vendors of Rule and its Subsidiaries during the most recently completed fiscal year, indicating the existing contractual arrangements, if any, with each such customer or vendor. Except as set forth in Schedule 5.23, there are no outstanding material disputes with any customer or vendor listed thereon and no customer or vendor listed thereon has refused to continue to do business with Rule and its Subsidiaries or has stated its intention not to continue to do business with Rule and its Subsidiaries. Since May 31, 1995, there has not been any material shortage or unavailability of the raw materials necessary to manufacture the products sold by Rule and its Subsidiaries and, to the Knowledge of Rule, there is no current shortage or unavailability which may lead to such shortages.

SECTION 5.24   GOVERNMENTAL AUTHORIZATIONS.

          (a) Except for licenses, permits or authorizations the lack of which would not have a Material Adverse Effect on Rule, Rule and its Subsidiaries have all licenses, permits or other authorizations from governmental, regulatory or administrative agencies or authorities required for the production and sale of its products and the conduct of its business, each of which is now and will be in full force and effect on the Closing Date.

          (b) Except as specified on Schedule 5.24, no registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (i) to avoid the loss of any material license, permit or other governmental, regulatory or administrative authorization or the violation, breach or termination of, or any default under, or the creation of encumbrances on the assets of Rule or its Subsidiaries, pursuant to the terms of, any law, regulation, order or other requirement of law, or (ii) to enable the Surviving Corporation to continue the operation of the business of Rule substantially as presently conducted.


SECTION 5.25   BROKER'S OR FINDER'S FEES.

          Except as set forth in Schedule 5.25 no agent, broker, investment banker, Person or firm acting on behalf of Rule or its Subsidiaries or under the authority of Rule or its Subsidiaries or any Stockholder is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Rule or its Subsidiaries in connection with any of the transactions contemplated hereby. Schedule 5.25 sets forth a summary of all such broker's or finder's fees and other commissions or fees payable by Rule or its Subsidiaries in connection with any of the transactions contemplated hereby.

SECTION 5.26   CERTAIN TRANSACTIONS.

          Except as set forth on Schedule 5.26, none of the Stockholders or the directors or officers of Rule is currently a party to any transaction with Rule (other than for services as employees, directors and officers), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, trust or other entity in which any such Person owns in excess of five percent (5%) of the outstanding equity interest.

SECTION 5.27   ABSENCE OF QUESTIONABLE PAYMENTS.

          To the Knowledge of Rule, neither Rule nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on their behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act, as amended, or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 5.28   SEC DOCUMENTS.

          Rule has timely filed within the last 12 months all SEC Documents required by the Securities Laws and such SEC Documents complied in all material respects with the Securities Laws and no such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

SECTION 5.29   PROXY STATEMENT.

          The information contained in the Proxy Statement at the time the Proxy Statement is mailed to Stockholders up to and including the time of Rule's Stockholders' meeting to vote upon the Merger, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          ARTICLE VI--REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to Rule, and Rule in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:


SECTION 6.1    CORPORATE ORGANIZATION.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.


SECTION 6.2    VALID AND BINDING AGREEMENT.

          Each of Parent and Sub has the full right, capacity and power to enter into this Agreement. All necessary action on the part of each of Parent and Sub has been taken to authorize the execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and Sub, and will constitute a valid and binding obligation enforceable against Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally and the availability of equitable remedies.


SECTION 6.3    NO VIOLATION.

          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by each of Parent or Sub with any of the provisions hereof will (a) violate or conflict with any provision of the certificate of incorporation or by-laws of Parent or the articles of incorporation or by-laws of Sub or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Sub, or (b) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the stock or any of the properties or assets of Parent or Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of Parent or Sub.


SECTION 6.4    CONSENTS AND APPROVALS.

          Except under the HSR Act, and except for permits, consents, approvals or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a Material Adverse Effect on either Parent or Sub, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by Parent or Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.


                             ARTICLE VII--COVENANTS

SECTION 7.1    COMPLIANCE WITH LAW.

          From the date hereof through the Closing Date, Rule and its Subsidiaries will promptly comply in all material respects with all laws and regulations (including without limitation, those relating to the protection of the environment and employee benefits) applicable to Rule's and its Subsidiaries' business and all laws and regulations with which compliance is required for the valid consummation of the transactions contemplated hereby and will promptly notify each of Parent and Sub of any legal, administrative or other proceedings, investigations, inquiries, complaints, notices of violation or other asserted claims, judgments, injunctions or restrictions, pending, outstanding or, to the Knowledge of Rule, threatened or contemplated, which could have a Material Adverse Effect on Rule.


SECTION 7.2    OPERATION OF BUSINESS PRIOR TO CLOSING.

          Except as set forth on Schedules 5.9 or 7.2, during the period from the date hereof through the Closing Date, Rule agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that Parent and Sub shall otherwise consent in writing):

          (a) Rule and its Subsidiaries shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Closing Date.

          (b) Rule and its Subsidiaries shall not amend or propose to amend their articles of incorporation or by-laws.

          (c) Rule and its Subsidiaries shall not: (i) increase the compensation payable or to become payable to their officers or employees, except for cash bonuses consistent with past practice as to the amount and category of employees, increases in salaries and wages of employees consistent with past practice, or grant any severance or termination pay to or enter into any employment or severance agreement with any of their directors, officers or other employees; (ii) except as otherwise contemplated by this Agreement, establish, adopt, enter into or make any new grants or awards under or amend any employee benefit plan or other arrangement, plan or policy between Rule or any of its Subsidiaries and one or more of its directors, officers or employees; or (iii) except as otherwise contemplated by this Agreement, establish, adopt, enter into or amend any Plan.

          (d) Rule and its Subsidiaries shall not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of their material contracts or waive, release or assign any material rights or claims.

          (e) Rule and its Subsidiaries shall not permit any material insurance policy to be canceled or terminated without notice to Parent and Sub, except in the ordinary and usual course of business.

          (f) Rule and its Subsidiaries shall not fail to confer on a regular and frequent basis with one or more representatives of Parent and Sub to report material operational matters and the general status of ongoing operations.

          (g) Rule and its Subsidiaries shall not commit a breach of, or default under, any material contract, agreement, license or instrument to which they are a party or to which any of their assets may be subject, or violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirement of any governmental body or court, relating to their assets or business if such breach, default or violation is reasonably likely to result in a Material Adverse Effect on Rule.

          (h) Rule and its Subsidiaries shall not, except in the ordinary course of business, (i) factor, discount or otherwise accept less than full payment with regard to accounts receivable or other amounts due; (ii) delay payment on, or otherwise alter the payment terms of, accounts payable or pay the amounts due thereunder later than the stated date for payment thereof; or (iii) sell any inventory at less than fair market value or make any bulk sale of such inventory, or fail to maintain inventory at ordinary, customary levels, consistent with the Rule Financial Statements and the Rule Interim Financial Statements and past practice.

          (i) Rule and its Subsidiaries shall not, except as expressly permitted by this Agreement, take any action that would or is reasonably likely to result in any of their representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions in this Agreement set forth in Article VIII not being satisfied.

          (j) Rule and its Subsidiaries shall not (i) authorize capital expenditures in excess of $250,000 or make any acquisition of, or investment in, assets or stock of any other Person; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person or make any loans or advances; (iv) enter into any material contract or agreement other than in the ordinary course of business; or (v) enter into or amend in any respect any material contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 7.2(j).

          (k) Rule and its Subsidiaries shall not issue, sell, pledge, lease, dispose of, encumber, or authorize the issuance, sale, pledge, lease, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, or (ii) any assets that are material, alone or in the aggregate, to Rule except for the sale of products in the ordinary course of business and consistent with past practice.

          (l) Rule and its Subsidiaries shall not make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.

          (m) Neither Rule nor any of its Subsidiaries shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire any shares of its capital stock.

          (n) Neither Rule nor any of its Subsidiaries shall incur or assume any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any indebtedness or commitments for the same, except liabilities (other than indebtedness or guarantees of indebtedness) in the usual and ordinary course of its business, and in amounts and on terms consistent with past practice.

          (o) Except in the ordinary course of business, neither Rule nor any of its Subsidiaries shall pay, loan or advance any amount to, or sell, transfer or lease any property or asset to, or enter into any agreement or arrangement with, any of its stockholders, officers, employees or directors.

          (p) Neither Rule nor any of its Subsidiaries shall enter into any employment agreement, sales agency agreement or other contract for the performance of personal services which is not terminable without liability upon no more than thirty (30) days' notice or grant any increase in the rate of compensation or in the benefits payable or to become payable to any officer or other employee or to any agent or consultant over the levels in effect on the date hereof other than normal merit increases of officers and employees or increases required by applicable law.

          (q) Rule and its Subsidiaries shall maintain their real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear.

          (r) Rule and its Subsidiaries shall not terminate or modify in any material respects any material leases, contracts, governmental licenses, permits, or other authorizations or agreements affecting their real and/or personal properties or the operation thereof or enter into any additional lease or contract of any nature affecting such properties or the operation thereof.

          (s) No liens, encumbrances, obligations or liabilities relating to Rule or its Subsidiaries, whether absolute or contingent (including litigation claims), shall be discharged, satisfied or paid, other than liabilities shown on the Rule Financial Statements or the Rule Interim Financial Statements and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

          (t) Rule will timely file all SEC Documents and all such documents shall comply in all material respects with the requirements of the Securities Laws and none of such documents shall contain an untrue statement of material fact or omit to state a material fact required, under the circumstances, to make the statements contained therein not misleading.

          (u) Rule and its Subsidiaries shall not make any changes in accounting methods, principles or practices.

SECTION 7.3    ACCESS.

          Prior to the Closing Date, and upon reasonable advance notice, Rule and its Subsidiaries shall provide Parent and Sub and their representatives during normal business hours with full access to, and will make available for inspection and review, all properties, personnel, books, records and accounts of Rule and its Subsidiaries in order that Parent and Sub may have full opportunity to make such investigation as each shall desire to make of the affairs of Rule and its Subsidiaries. It is understood that Parent and Sub shall be permitted to maintain personnel on the premises of Rule and its Subsidiaries during customary business hours to observe all aspects of the operations of Rule and its Subsidiaries and to confer with their management, attorneys and other third parties reasonably requested for verification of any information obtained pursuant to such observations. Rule also consents to the examination by Price

Waterhouse LLP of workpapers and other records of Deloitte & Touche LLP pertaining to Rule and its Subsidiaries.

SECTION 7.4    NO SOLICITATION.

          Rule agrees that without the written consent of Parent, prior to the Effective Time, it shall not, and it shall use its best efforts to cause its directors, officers, employees, agents and representatives and those of any of its Subsidiaries not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information) inquiries or proposals concerning any merger, consolidation or acquisition or purchase with or by any third party (other than Parent, Sub or their Affiliates) of all or any substantial portion of the assets or capital stock of Rule or any of its Subsidiaries (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive discussions with any such third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, Rule may engage in discussions or negotiations with, and may furnish information concerning Rule and its business, properties and assets to, a third party who makes a written proposal of an Acquisition Transaction that is reasonably capable of being consummated and is financially more favorable to the Stockholders than is the Merger, as determined in each case in good faith by Rule's board of directors after consultation with Rule's financial advisors and outside legal counsel and that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the board of directors. Rule shall promptly advise Parent of any inquiries or proposals it receives or attempts to negotiate relating to an Acquisition Transaction, and any such notice shall include a description of the terms and conditions of any such proposal, or the nature of any inquiry or attempts to negotiate.

SECTION 7.5    STOCKHOLDERS' MEETING.

          In order to consummate the Merger, Rule, acting through its board of directors and subject to the fiduciary duties of the board of directors, as determined in good faith by the board of directors after consultation with Rule's financial advisors and outside legal counsel, shall in accordance with its Articles of Organization and By-laws and applicable law:

          (a) duly call, give notice of and hold a meeting of its Stockholders as soon as practicable following the date hereof;

          (b) include in the Proxy Statement the recommendation of its board of directors that the Stockholders vote in favor of the

Agreement and use its best efforts to solicit votes and proxies in favor of the adoption and approval of this Agreement; and

          (c) obtain and furnish any information, with respect to Rule, required to be included in the Proxy Statement and cause the Proxy Statement to be mailed to the Stockholders with reasonable promptness.

SECTION 7.6    PROXY STATEMENT.

          As promptly as practicable after the date hereof, Parent and Rule shall cooperate in the preparation of the Proxy Statement to be mailed to the Stockholders of Rule in connection with the Merger.

SECTION 7.7    BEST EFFORTS.

          Parent and Rule shall each use its respective best efforts in good faith, and each of them shall cause its subsidiaries to use their respective best efforts in good faith, to take or cause to be taken all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations so as to permit consummation of the Merger in accordance with this Agreement as promptly as reasonably practicable.

SECTION 7.8    PRESS RELEASES.

          Parent and Rule shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which its counsel deems necessary.

SECTION 7.9    HSR ACT.

          Each of Parent and Rule will as promptly as reasonably practicable file the notification and report form, and any supplemental information requested thereafter, required pursuant to the HSR Act to consummate the transactions contemplated hereby. Parent and Rule agree to furnish to the other such necessary information and reasonable assistance as each may request in connection with any necessary filings or submissions required pursuant to the HSR Act.

SECTION 7.10   SOLICITATION OF EMPLOYEES.

          Prior to the Closing, Parent and Sub shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Rule or any Subsidiary, any employee of Rule or any Subsidiary.

SECTION 7.11   VOTE OF PARENT AND SUB.

          Parent and Sub agree to vote all shares of Stock held by them in favor of the Merger.

                ARTICLE VIII--CONDITIONS PRECEDENT TO OBLIGATIONS
                                OF PARENT AND SUB


          All obligations of each of Parent and Sub that are to be discharged under this Agreement at the Closing are subject to Rule's fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by Parent and Sub at any time at or prior to the Closing) and Rule shall use its reasonable efforts to cause each of such conditions to be satisfied:


SECTION 8.1    REPRESENTATIONS AND WARRANTIES.

          On the Closing Date, the representations and warranties of Rule set forth in Article V of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made by Rule on and as of the Closing Date, and Parent and Sub shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of Rule to such effect.

SECTION 8.2    COVENANTS, AGREEMENTS AND CONDITIONS.

          Rule shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by or complied with by it on or prior to the Closing Date, and Parent and Sub shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of Rule to such effect.

SECTION 8.3    NO MATERIAL ADVERSE EFFECT.

          During the period from the date hereof through the Closing Date, there shall not have been any change which has a Material Adverse Effect on the condition (financial or otherwise) or earnings of Rule.

SECTION 8.4    CORPORATE PROCEEDINGS.

          All corporate and other proceedings to be taken and all consents to be obtained by Rule or its Subsidiaries in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and Sub and their counsel, Dickstein, Shapiro & Morin, L.L.P., each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

SECTION 8.5    OPINION OF COUNSEL.

          Parent and Sub shall have received a written opinion dated the Closing Date from Foley, Hoag & Eliot, counsel to Rule, substantially in the form attached as Exhibit C hereto.

SECTION 8.6    PROCEEDINGS.

          Except as set forth in Schedule 8.6, no action or proceeding shall be pending or threatened, nor shall any statute, rule, regulation, executive order, decree or injunction have been enacted, entered, promulgated or enforced by any court or governmental authority, to restrain or prevent the consummation of the transactions contemplated hereby.

SECTION 8.7    GOVERNMENTAL APPROVALS.

          Except for the filing and approval of the Proxy Statement, there shall have been received all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

SECTION 8.8    HSR ACT REQUIREMENTS.

          Any "waiting periods" (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or shall have been terminated.

SECTION 8.9    DELIVERIES.

          Rule shall have delivered to Parent and Sub the following items:

          (a) the stock books, stock ledgers, minute books and corporate seals of Rule and its Subsidiaries and stock certificates evidencing Rule's ownership of its Subsidiaries;

          (b) certificates from appropriate authorities, dated as of or about the Closing Date, as to the good standing, qualification to do business of, and payment of taxes by Rule and its Subsidiaries in each jurisdiction where any such entity is so qualified;

          (c) the resignation of each director of Rule and its Subsidiaries and the officers of Rule and its Subsidiaries for whom Parent has previously requested in writing such resignations; and

          (d) a certificate of the Secretary or Assistant Secretary of Rule, certifying as to the Articles of Organization, By-Laws, resolutions of the board of directors, and incumbency and signature of officers of Rule.

SECTION 8.10   INSURANCE.

          Rule and its Subsidiaries shall have maintained in full force and effect the insurance coverage described on Schedule 5.17 hereto or policies providing substantially equivalent coverage.

SECTION 8.11   TAX STATUS CERTIFICATION.

          Parent and Sub shall have received a certification, signed by an authorized officer of Rule and dated within 15 days of Closing, pursuant to
Section 1445(b) of the Code and Treasury Regulation Section 1.897-2 to the effect that Rule is not a "United States real property holding corporation" as defined in Section 897 of the Code.

SECTION 8.12   STOCKHOLDER APPROVAL.

          This Agreement and the Merger shall have been duly approved and adopted by an affirmative vote or written consent of the Stockholders to the extent, and only to the extent, required by the MBCL or Rule's Articles of Organization.

SECTION 8.13   STATUS OF STOCK OPTIONS AND WARRANTS.

          All of the Rule Stock Options and Rule Warrants shall have been either exercised or canceled.


             ARTICLE IX--CONDITIONS PRECEDENT TO OBLIGATIONS OF RULE

          All obligations of Rule that are to be discharged under this Agreement at the Closing are subject to Parent's and Sub's fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by Rule at any time at or prior to the Closing) and each of Parent and Sub shall use its reasonable efforts to cause each of such conditions to be satisfied:

SECTION 9.1    REPRESENTATIONS AND WARRANTIES.

          On the Closing Date, the representations and warranties of each of Parent and Sub set forth in Article VI of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made by Parent and Sub on and as of the Closing Date, and Rule shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of Parent and Sub to such effect.

SECTION 9.2    COVENANTS, AGREEMENTS AND CONDITIONS.

          Parent and Sub shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by or complied with by them on or prior to the Closing Date, and Rule shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of Parent and Sub to such effect.

SECTION 9.3    CORPORATE PROCEEDINGS.

          All corporate and other proceedings to be taken and all consents to be obtained by Parent or Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Rule and its counsel, Foley, Hoag & Eliot, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

SECTION 9.4    OPINION OF COUNSEL.

          Rule shall have received a written opinion dated the Closing Date from Dickstein, Shapiro & Morin, L.L.P., counsel to each of Parent and Sub, substantially in the form attached as Exhibit D hereto.

SECTION 9.5    PROCEEDINGS.

          No action or proceeding shall be pending or threatened, nor shall any statute, rule, regulation, executive order, decree or injunction have been enacted, entered, promulgated or enforced by any court or governmental authority, to restrain or prevent the consummation of the transactions contemplated hereby.

SECTION 9.6    GOVERNMENTAL APPROVALS.

          Except for the filing and approval of the Proxy Statement, there shall have been received all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.


SECTION 9.7    HSR ACT REQUIREMENTS.

          Any "waiting periods" (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or shall have been terminated.

SECTION 9.8    DELIVERIES.

          Each of Parent and Sub shall have delivered to Rule a certificate of the Secretary or Assistant Secretary, certifying as to the Articles of Incorporation, By-Laws, resolutions of the board of directors, and incumbency and signature of officers of such company.


                            ARTICLE X--OTHER MATTERS

SECTION 10.1   CONFIDENTIALITY.

          Notwithstanding the termination of this Agreement, each party hereto and its respective accountants, attorneys, employees and other agents, will keep confidential all information, oral and written, obtained from any other party hereto or its Affiliates and refrain from using in any manner all information set forth above not otherwise publicly available.

SECTION 10.2   FURTHER ASSURANCES.

          Each party hereto shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as may be reasonably requested by the other parties hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.

SECTION 10.3   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) Upon consummation of the Merger and for a period of six years after the Effective Time, to the fullest extent permitted by law, Parent and the Surviving Corporation, jointly and severally, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director (whether elected or appointed), officer or employee of Rule or any Subsidiary or serves or has served at the request of Rule or any Subsidiary in any capacity with any other Person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursement of legal counsel and other advisors and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, (i) in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Rule or of any Subsidiary or their affiliates, or by any present or former shareholder of Rule or of any Subsidiary (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the solicitation of the approval of the Stockholders contemplated by Section 7.5, this Agreement, any of the transactions contemplated by this Agreement (including, without limitation, any schedule or exhibit hereto), the Indemnitee's service as a member of Rule's or any Subsidiary's Board of Directors or any committee of Rule's or any Subsidiary's Board of Directors, the events leading up to the execution of this Agreement or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of Parent or the Surviving Corporation set forth in this Section 10.3, in each case to the fullest extent permitted by law under such Indemnitee or Rule's or any Subsidiary's articles of organization or similar document or by-laws (and shall also advance expenses as incurred to the fullest extent permitted under any thereof).

          (b) Upon consummation of the Merger and from and after the Effective Time, to the fullest extent permitted by law, Parent and the Surviving Corporation shall assume and honor any obligation of Rule or any Subsidiary immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of Rule's or any Subsidiary's articles of organization or similar document or by-laws as if such obligations were pursuant to a contract or arrangement between Parent or the Surviving Corporation and such Indemnitees.

          (c) In the event either Parent or the Surviving Corporation or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 10.3.

          (d) This Section 10.3 shall be construed as an agreement, as to which the Indemnitees are intended to be third-party beneficiaries, between Parent and the Surviving Corporation and the Indemnitees, as unaffiliated third parties, and is not subject to any limitations to which Parent or the Surviving Corporation may be subject in indemnifying its own directors, officers, employees, agents and other persons who serve at the request of Parent or the Surviving Corporation.

SECTION 10.4   CONTINUATION OF COMPARABLE BENEFIT PLANS.

          Parent and the Surviving Corporation will maintain for a period of one year after the Closing Date employee compensation and employee benefit plans or arrangements that will provide benefits to the employees of the Surviving Corporation and the Subsidiaries that, in the aggregate, are no less favorable than those provided pursuant to the employee compensation and employee benefit plans and arrangements in effect on the date hereof as disclosed on Schedule
5.11. (other than any employee benefit plans and arrangements based on equity securities or any equivalent thereof).


                             ARTICLE XI--TERMINATION


SECTION 11.1   METHODS OF TERMINATION.

          This Agreement may be terminated at any time prior to the Closing, notwithstanding stockholder approval:

          (a) by the mutual consent of Parent and Rule;

          (b) by Parent at any time after the date which is one hundred twenty
(120) days from the date of this Agreement if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived prior to such date;

          (c) by Rule at any time after the date which is one hundred twenty
(120) days from the date of this Agreement if any of the conditions provided for in Article IX of this Agreement shall not have been met or waived prior to such date;

          (d) at any time prior to the Effective Time by either Parent or Rule if the Merger shall not have been consummated by December 31, 1995;

          (e) by Parent or Rule, if any required approval of the Stockholders shall not have been obtained by reason of failure to obtain the required vote at a duly held meeting of Stockholders or at any adjournment thereof;

          (f) by either Parent or Rule if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its best efforts to remove or lift such order, decree or ruling;

          (g) at any time prior to the Effective Time, by action of the board of directors of Rule, if the board of directors of Rule determines in good faith on the advice of outside counsel that its fiduciary duties require it to approve an Acquisition Transaction (other than the Merger);

          (h) by Parent, at any time prior to the Effective Time, if (i) Rule enters into a letter of intent or definitive agreement to enter into an Acquisition Transaction (other than the Merger), (ii) the board of directors of Rule withdraws, materially modifies its approval or recommendation of this Agreement or the Merger in a manner materially adverse to Parent or Sub,
(iii) the board of directors of Rule recommends to the Stockholders any Acquisition Transaction (other than the Merger) or (iv) the board of directors of Rule resolves to do any of the foregoing; or

          (i) by Parent, as set forth in Section 11.2.



SECTION 11.2   TERMINATION BASED ON ENVIRONMENTAL SITE ASSESSMENTS.

          Parent has commissioned ENSR Consulting and Engineering ("ENSR") to undertake and complete certain environmental site assessments, including soil and groundwater sampling, at the Cape Ann Industrial Park and South Deerfield properties of Rule. Rule shall provide access to both properties for the purpose of allowing ENSR to conduct such sampling. In the event that the environmental site assessment reports produced by ENSR disclose the existence of one or more Hazardous Materials at levels above any Applicable Governmental Standard, the remediation or clean-up of which is, in the opinion of ENSR, likely to cost at least $4 million, Parent may, by written notice to Rule, terminate this Agreement without penalty. Rule shall have three (3) days following its receipt of such notice of termination during which Rule may serve Parent with written notification of Rule's intent to dispute such termination. In the event of such a dispute, within three (3) days thereof, the parties shall, by mutual agreement, select an environmental consultant who shall be instructed to determine within fourteen (14) days whether ENSR's estimated remediation and clean-up costs are reasonable in light of the available information. The determination of such environmental consultant shall be final and not appealable. As used in this Section 11.2, "Applicable Governmental Standard" means, with respect to the presence of any Hazardous Materials in any environmental medium or media, any clean-up or remediation levels that would be applied by the Massachusetts Department of Environmental Protection or the U.S. Environmental Protection

Agency.  Parent's right to terminate this Agreement pursuant to this Section
11.2 shall expire on September 8, 1995.


SECTION 11.3   PROCEDURE UPON TERMINATION.

          In the event of termination by Parent, Rule or both, pursuant to this
Article XI, written notice thereof shall promptly be given to the other party or parties and the obligations of Parent and Sub and Rule under this Agreement shall terminate without further action. Upon any such termination:

          (a) each party will redeliver all documents, workpapers and other materials of the other party or parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party or parties furnishing the same;

          (b) all information received by any of the parties shall be kept confidential in accordance with Section 10.1;

          (c) except as provided in Section 11.3(d), no party shall have any liability or further obligation to any other party, except for such legal and equitable rights and remedies as any party may have under this Agreement or otherwise, by reason of any breach or violation of this Agreement by the other party; and

          (d) in the event of termination pursuant to Section 11.1(b), 11.1(e) (except if the failure to obtain the required vote resulted directly from the failure of Parent to exercise the Parent Option and to vote the shares of Stock acquired upon such exercise in favor of the Merger), 11.1(g), 11.1(h) or 11.2, Rule shall reimburse Parent and Sub for all of their out-of-pocket expenses reasonably incurred in connection with the transactions contemplated hereby within fifteen (15) business days after Parent provides Rule with a listing of its out-of-pocket expenses; provided, however, that Rule shall not be obligated to reimburse more than $450,000 ($200,000 in the case of termination pursuant to Section 11.2) in expenses hereunder.




                           ARTICLE XII--MISCELLANEOUS


SECTION 12.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          All representations and warranties of Parent, Sub and Rule contained in Articles V and VI herein and in any certificate executed and delivered by either Parent, Sub or Rule in connection with this Agreement shall terminate and expire at the Effective Time; provided that no such representations or warranties shall be deemed to be terminated or extinguished so as to deprive Parent, Sub or Rule (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation the Stockholders, the aforesaid representations and warranties being material inducements to the consummation by Parent, Sub and Rule of the transactions contemplated herein.

SECTION 12.2   SERVICE OF PROCESS.

          Service of process on Rule or Parent or Sub for any claim, legal action or proceeding under this Agreement may be made in the manner set forth in
Section 12.3.

SECTION 12.3   NOTICES.

          All notices, requests, consents and other communications hereunder shall be deemed given if delivered personally (including by courier), telecopied (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communication sent by facsimile) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

          (a) if to Rule (prior to Closing):

                    Rule Industries, Inc.
                    70 Blanchard Road
                    Burlington, Massachusetts  01803
                    Attention: John A. Geishecker, Jr.

                    with copies to:

                    Foley, Hoag & Eliot
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Attention:  Robert L. Birnbaum, Esquire

                    and to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  John A. Healy, Esquire

          (b)  if to Parent, Sub or Surviving Corporation:

                    Greenfield Industries, Inc.
                    470 Old Evans Road
                    Evans, Georgia  30809
                    Attention: Chief Executive Officer
                    with a copy to:

                    Dickstein, Shapiro & Morin, L.L.P.
                    2101 L Street, N.W.
                    Washington, D.C.  20037
                    Attention:  Ira H. Polon, Esquire


SECTION 12.4   GOVERNING LAW.

          This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to such jurisdiction's conflict of laws principles.

SECTION 12.5   MODIFICATION; WAIVER.

          This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of Parent and Sub and Rule. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, PROVIDED that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

SECTION 12.6   ENTIRE AGREEMENT.

          This Agreement, the Schedules and Exhibits hereto and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

SECTION 12.7   ASSIGNMENT; SUCCESSORS AND ASSIGNS.

          This Agreement may not be assigned by Rule without the prior written consent of each of Parent and Sub. Prior to the Closing Date, this Agreement may not be assigned by Parent or Sub without the prior written consent of Rule. After the Closing, each of Parent and the Surviving Corporation may assign this Agreement; provided, however, no such assignment shall relieve Parent or Surviving Corporation of its indemnification obligations pursuant to Section
10.3. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

SECTION 12.8   SEVERABILITY.

          The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

SECTION 12.9   NO THIRD PARTY BENEFICIARY.

          This Agreement is intended and agreed to be solely for the benefit of the parties hereto and Rule Stockholders and holders of Rule Stock Options and Rule Warrants, and no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

SECTION 12.10  EXPENSES.

          Except as otherwise expressly provided herein, each party to this Agreement will pay his, her or its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

SECTION 12.11  EXECUTION IN COUNTERPART.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.


                                   GREENFIELD INDUSTRIES, INC.


                                   By:    /s/ Paul W. Jones
                                       ------------------------
                                       Name:  Paul W. Jones
                                       Title: President and
                                                  Chief Financial
                                                  Officer


                                   RULE ACQUISITION CORPORATION


By:    /s/ GARY L. WELLER          By:    /s/ PAUL W. JONES
    --------------------------         ------------------------
    Name:  Gary L. Weller              Name:  Paul W. Jones
    Title: Treasurer                   Title: President

(SEAL)








                                   RULE INDUSTRIES, INC.


By:  /S/ JOHN A. GEISHECKER, JR.        By:    /S/ GARY M. SABLE
    ----------------------------            -----------------------
    Name:  John A. Geishecker, Jr.          Name:  Gary M. Sable
    Title: Treasurer                        Title: Executive Vice
                                                       President


(SEAL)

                                                                       EXHIBIT A

                            CERTAIN SENIOR EXECUTIVES



     John Geishecker, Jr.


     Robert Grant


     Ralph Flaherty


     Henry Libby


     Gary Sable

                                                                  EXHIBIT B


                             STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT (the "Agreement"), dated August 11, 1995, by and between Rule Industries, Inc., a Massachusetts corporation ("Rule"), and Greenfield Industries, Inc., a Delaware corporation ("Parent").

          WHEREAS, Rule, Parent and Rule Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), providing for the Merger of Sub with and into Rule; and

          WHEREAS, to induce Parent to enter into the Merger Agreement, Rule has agreed to grant the Stock Option (as hereafter defined).

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and in the Merger Agreement, the parties hereby agree as follows:

          1. GRANT OF STOCK OPTION. Rule hereby irrevocably grants to Parent an option (the "Stock Option") to purchase up to 630,000 shares (the "Shares") of common stock of Rule, par value $0.01 per share (the "Stock"), at $8.00 per Share (the "Exercise Price").

          2. EXERCISE OF STOCK OPTION. The Stock Option may be exercised by Parent or its permitted assignee, in whole or in part, at any time or from time to time, on or before the termination of this Agreement (the "Termination Date"). The Termination Date shall be the earlier of (i) the Effective Time (as defined in Section 2.2 of the Merger Agreement), (ii) the closing of an Acquisition Transaction (as defined in Section 7.4 of the Merger Agreement),
(iii) the termination of the Merger Agreement pursuant to Section 11.2 thereof or (iv) June 30, 1996. In the event Parent wishes to exercise the Stock Option, Parent shall send a written notice to Rule specifying the total number of Shares it will purchase and a place and date not later than ten business days from the date such notice is given for the closing of such purchase. Rule agrees to use all proceeds received upon exercise of the Stock Option to pay down any principal and interest owed on its senior indebtedness.

          3. PAYMENT AND DELIVERY OF CERTIFICATE(S). At any closing hereunder, Parent or its permitted assignee shall make payment to Rule of the aggregate Exercise Price for the Shares so purchased by certified or official bank check or wire transfer, and Rule shall deliver to Parent or its permitted assignee a certificate or certificates in form satisfactory to Parent

                                                                  EXHIBIT B

representing the number of Shares being purchased in the denominations designated by Parent in its notice of exercise.

          4. RULE RESIDUAL TRUST. The ownership of the Shares acquired upon exercise of the Stock Option granted hereunder shall not entitle Parent to participate in or otherwise receive proceeds from the Rule Residual Trust (as defined in Section 4.2 of the Merger Agreement).

          5. REPRESENTATIONS AND WARRANTIES OF RULE. Rule hereby represents and warrants to Parent as follows:

               a. DUE ORGANIZATION. Rule is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power to enter into and perform this Agreement.

               b. DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of Rule and constitutes a valid and binding obligation of Rule enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

               c. STOCK OPTION SHARES. Rule has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will keep reserved for issuance upon exercise of the Stock Option, 630,000 shares of Stock, all of which, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all charges, claims, liens, encumbrances, security interests or rights of others, including any preemptive rights.

               d. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Organization or By-Laws of Rule or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Rule.

          6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Rule as follows:

               (a) DUE ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement.

                                                                  EXHIBIT B

               (b) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of Parent.

               (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or By-Laws of Parent or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Parent.

          7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Shares by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to the Stock Option and the Exercise Price per Share shall be appropriately adjusted.

          8.   MISCELLANEOUS.

               a. EFFECT AND ASSIGNMENT OF AGREEMENT. This Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns; provided that this Agreement may be assigned only to a direct or indirect wholly owned subsidiary of Parent.

               b. NOTICES. All notices, requests, consents and other communications hereunder shall be deemed given if delivered personally (including by courier), telecopied (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communication sent by facsimile) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to such other addresses as may be furnished in writing by one party to the other:

                    (i)  if to Rule:

                              Rule Industries, Inc.
                              70 Blanchard Road
                              Burlington, Massachusetts  01803
                              Attention: John A. Geishecker, Jr.

                          with copies to:

                              Foley, Hoag & Eliot
                              One Post Office Square
                              Boston, Massachusetts  02109
                              Attention:  Robert L. Birnbaum, Esq.

                                                                  EXHIBIT B

                           and to:

                              Rogers & Wells
                              200 Park Avenue
                              New York, New York  10166
                              Attention:  John A. Healy, Esquire

                    (ii) if to Parent:

                              Greenfield Industries, Inc.
                              470 Old Evans Road
                              Evans, Georgia  30809
                              Attention: Chief Executive Officer

                          with a copy to:

                              Dickstein, Shapiro & Morin, L.L.P.
                              2101 L Street, N.W.
                              Washington, D.C.  20037
                              Attention:  Ira H. Polon, Esquire

               (c) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to such jurisdiction's conflict of laws principles.

               (d)  MODIFICATION; WAIVER.     This Agreement shall not be
altered or otherwise amended except pursuant to an instrument in writing signed by each of Parent and Rule. Either party may waive any misrepresentation by the other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, the other party, PROVIDED that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

               (e) ENTIRE AGREEMENT. This Agreement, and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

               (f) SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

                                                                  EXHIBIT B

               (g) EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

               (h) EXECUTION IN COUNTERPART. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Parent and Rule have caused this Agreement to take effect as of the date set forth above.

                                        GREENFIELD INDUSTRIES, INC.



                                        By:________________________________
                                            Name:
                                            Title:



                                        RULE INDUSTRIES, INC.



                                        By:________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                       [LETTERHEAD OF FOLEY, HOAG & ELIOT]
                               _________ __, 1995



Greenfield Industries, Inc.
470 Old Evans Road
Evans, Georgia  30809

Rule Acquisition Corporation
470 Old Evans Road
Evans, Georgia  30809


Ladies and Gentlemen:

          We have acted as counsel to Rule Industries, Inc., a Massachusetts corporation ("Rule"), in connection with the merger (the "Merger") of Rule Acquisition Corporation, a Massachusetts corporation ("Sub") and a wholly owned subsidiary of Greenfield Industries, Inc., a Delaware corporation ("Parent"), with and into Rule pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated August 11, 1995, by and among Rule, Parent and Sub.

          This opinion is being delivered to you pursuant to Section 8.5 of the Merger Agreement. Capitalized terms not defined herein shall have the respective meanings set forth in the Merger Agreement.

          We have examined the Articles of Organization and By-Laws of Rule and the corporate proceedings of Rule in connection with the transactions contemplated by the Merger Agreement. Also, we have examined such matters of law, and examined and relied upon originals, or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials and others, and other instruments and documents, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Except as indicated in the previous sentence with respect to certificates of public officials, we have not made inquiries of third parties, other than Rule and its officers, nor have we searched the files or records of any governmental agency or authority.

Greenfield Industries, Inc.
Rule Acquisition Corporation
______________________ __, 1995
Page 2


     Based upon and subject to the foregoing and further subject to the limitations and qualifications set forth below, it is our opinion that:

          (1) Rule is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

          (2) Rule has full corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Rule of, and the performance of Rule's obligations under, the Merger Agreement have been duly authorized by all necessary corporate action on the part of Rule and its stockholders, and no other corporate proceedings on the part of Rule or its stockholders are necessary to authorize the execution, delivery and performance of the Merger Agreement by Rule and the consummation by Rule of the transactions contemplated thereby, and neither the execution and delivery thereof by Rule, nor the consummation by Rule of the transactions contemplated thereby, nor compliance by Rule with any of the terms thereof;

               (a) violates the provisions of any applicable law, statute, rule or regulation;

               (b) violates or conflicts with the Articles of Organization or By-Laws of Rule;

               (c) violates any order of any court or regulatory body, of which we have knowledge, binding on Rule or any writ, judgment, injunction, decree, determination or award, of which we have knowledge, presently in effect and applicable to Rule; or

               (d) will result in a breach of, will constitute a default under, or will result in the imposition of any lien, charge or encumbrance under, any material contract to which, to the best of our knowledge, Rule is a party.

          (3) The Merger Agreement has been duly and validly executed and delivered by Rule and constitutes the legal, valid and binding obligations of Rule, enforceable against Rule, in accordance with its terms, except as the enforceability thereof may be limited by

Greenfield Industries, Inc.
Rule Acquisition Corporation
______________________ __, 1995
Page 3


applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally.

          (4) Prior to the Effective Time of the Merger, the authorized capital stock of Rule consisted of 5,000,000 shares of common stock, of which 2,640,532 shares were issued and outstanding, and 100,000 shares of preferred stock, of which no shares were issued and outstanding. The issued and outstanding shares of common stock were duly authorized, validly issued, fully paid and nonassessable.

          (5) No consent, approval or other action by, or any notice to or filing with any governmental authority is required in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger, except for filings under the HSR Act and except for the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts.

          (6) The Merger has been consummated in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, and the Effective Time is ________ __, 1995.

          The opinions set forth herein are subject to the following qualifications, reservations and assumptions:

               (a) We have assumed the legal capacity of all natural persons; the genuineness of the signatures on all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies thereof; and the continued accuracy of all certificates and telegrams from public officials dated earlier than the date of this letter.

               (b) We have assumed (i) the Merger Agreement constitutes the legal, valid and binding obligation of the parties thereto other than Rule, enforceable in accordance with its terms, (ii) the requisite corporate power and authority relative to the Merger Agreement of the parties thereto other than Rule and (iii) the due authorization, execution and delivery of the Merger Agreement by the parties thereto other than Rule.

Greenfield Industries, Inc.
Rule Acquisition Corporation
______________________ __, 1995
Page 4


               (c) No opinion is expressed as to (i) any specific remedy that may be granted, imposed or rendered and, in particular, no opinion is expressed as to the availability of equitable remedies as such for the enforcement of any provision of the Merger Agreement, and (ii) the legality, validity, binding effect or enforceability of choice of law provisions of the Merger Agreement or provisions purporting to confer jurisdiction on courts.

               (d) With respect to any factual matters involved which are material to this opinion, we have relied upon certificates or statements of officers and other representatives of Rule and the representations of Rule contained in the Merger Agreement.

               (e) We express no opinion and assume no responsibility as to the effect of, or consequences resulting from, any fact or circumstance, including without limitation, legislative or other changes in the law, occurring subsequent to the date of this letter.

          This opinion is limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction.

          This opinion is being furnished to you pursuant to the Merger Agreement solely for your benefit and may be relied upon by you in connection therewith, but may not be relied upon for any other purpose or by any other person without our prior written consent.

                                        Very truly yours,

                                                                      EXHIBIT D

               [LETTERHEAD OF DICKSTEIN, SHAPIRO & MORIN, L.L.P.]

                               _________ ___, 1995



Rule Industries, Inc.
70 Blanchard Road
Burlington, Massachusetts

Ladies and Gentlemen:

          We have acted as counsel to Greenfield Industries, Inc., a Delaware corporation ("Parent"), and its wholly owned subsidiary, Rule Acquisition Corporation, a Massachusetts corporation ("Sub"), in connection with the merger (the "Merger") of Sub with and into Rule Industries, Inc., a Massachusetts corporation ("Rule"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated August 11, 1995, by and among Parent, Sub and Rule.

          This opinion is being delivered to you pursuant to Section 9.4 of the Merger Agreement. Capitalized terms not defined herein shall have the respective meanings set forth in the Merger Agreement.

          We have examined the Certificate of Incorporation and By-Laws of Parent and the Articles of Organization and By-Laws of Sub and the corporate proceedings of each of Parent and Sub in connection with the transactions contemplated by the Merger Agreement. Also, we have examined such matters of law, and examined and relied upon originals, or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials and others, and other instruments and documents, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Except as indicated in the previous sentence with respect to certificates of public officials, we have not made inquiries of third parties, other than Parent, Sub and their officers, nor have we searched the files or records of any governmental agency or authority.

Rule Industries, Inc.
_____________ __, 1995
Page 2



          Based upon and subject to the foregoing and further subject to the limitations and qualifications set forth below, it is our opinion that:

          (1) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (2) Parent has full corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Parent of, and the performance of Parent's obligations under, the Merger Agreement have been duly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent or its stockholders are necessary to authorize the execution, delivery and performance of the Merger Agreement by Parent and the consummation by Parent of the transactions contemplated thereby, and neither the execution and delivery thereof by Parent, nor the consummation by Parent of the transactions contemplated thereby, nor compliance by Parent with any of the terms thereof;

               (a) violates the provisions of any applicable law, statute, rule or regulation;

               (b) violates or conflicts with the Certificate of Incorporation or By-Laws of Parent;

               (c) violates any order of any court or regulatory body, of which we have knowledge, binding on Parent or any writ, judgment, injunction, decree, determination or award, of which we have knowledge, presently in effect and applicable to Parent; or

               (d) will result in a breach of, will constitute a default under, or will result in the imposition of any lien, charge or encumbrance under, any material contract to which, of which we have knowledge, Parent is a party.

          (3) The Merger Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent, in accordance with its terms, except as the enforceability thereof

Rule Industries, Inc.
_____________ __, 1995
Page 3




may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights.

          (4) Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

          (5) Sub has full corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Sub of, and the performance of Sub's obligations under, the Merger Agreement has been duly authorized by all necessary corporate action on the part of Sub, and no other corporate proceedings on the part of Sub or its stockholder are necessary to authorize the execution, delivery and performance of the Merger Agreement by Sub and the consummation by Sub of the transactions contemplated thereby, and neither the execution and delivery thereof by Sub, nor the consummation by Sub of the transactions contemplated thereby, nor compliance by Sub with any of the terms thereof;

               (a) violates the provisions of any law, statute, rule or regulation;

               (b) violates or conflicts with the Articles of Organization or By-Laws of Sub;

               (c) violates any order of any court or regulatory body, of which we have knowledge, binding on Sub or any writ, judgement, injunction, decree, determination or award, of which we have knowledge, presently in effect and applicable to Sub; or

               (d) will result in a breach of, will constitute a default under, or will result in the imposition of any lien, charge or encumbrance under, any material contract to which, to the best of our knowledge, Sub is a party.

          (6) The Merger Agreement has been duly and validly executed and delivered by Sub and constitutes the legal, valid and binding obligation of Sub, enforceable against Sub, in accordance with its terms, except as the enforceability thereof may be limited by

Rule Industries, Inc.
_____________ __, 1995
Page 4



applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally.

          (7) No consent, approval or other action by, or any notice to or filing with any governmental authority is required in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger, except for filings under the HSR Act.

          The opinions set forth herein are subject to the following qualifications, reservations and assumptions:

               (a) We have assumed the legal capacity of all natural persons; the genuineness of the signatures on all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies thereof; and the continued accuracy of all certificates and telegrams from public officials dated earlier than the date of this letter.

               (b) We have assumed (i) the Merger Agreement constitutes the legal, valid and binding obligation of Rule, enforceable in accordance with its terms, (ii) the requisite corporate power and authority relative to the Merger Agreement of Rule and (iii) the due authorization, execution and delivery of the Merger Agreement by Rule.

               (c) No opinion is expressed as to (i) any specific remedy that may be granted, imposed or rendered and, in particular, no opinion is expressed as to the availability of equitable remedies as such for the enforcement of any provision of the Merger Agreement, and (ii) the legality, validity, binding effect or enforceability of choice of law provisions of the Merger Agreement or provisions purporting to confer jurisdiction on courts.

               (d) With respect to any factual matters involved which are material to this opinion, we have relied upon certificates or statements of officers and other representatives of each of Parent and Sub and the representations of each of Parent and Sub contained in the Merger Agreement.

               (e) We express no opinion and assume no responsibility as to the effect of, or consequences resulting


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Rule Industries, Inc.
_____________ __, 1995
Page 5



from, any fact or circumstance, including without limitation, legislative or other changes in the law, occurring subsequent to the date of this letter.

          This opinion is limited to the laws of the District of Columbia, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction. With respect to our opinion in paragraphs 3,6 and 7, we have assumed with your permission that the laws of the Commonwealth of Massachusetts are the same as the laws of the District of Columbia.

          This opinion is being furnished to you pursuant to the Merger Agreement solely for your benefit and may be relied upon by you in connection therewith, but may not be relied upon for any other purpose or by any other person without our prior written consent.



                                        Very truly yours,